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                                                                    Exhibit 10.1


                                                                  EXECUTION COPY

                      AMENDED AND RESTATED CREDIT AGREEMENT

                            DATED AS OF JUNE 25, 2003

                                      AMONG

                         INSURANCE AUTO AUCTIONS, INC.,
                                 AS THE BORROWER

                  THE LENDERS FROM TIME TO TIME PARTIES HERETO,

                                       AND

                       LASALLE BANK NATIONAL ASSOCIATION,
                             AS ADMINISTRATIVE AGENT

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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS.......................................................................     1

     1.1.     Certain Defined Terms.........................................................     1

     1.2.     References....................................................................    18
     1.3.     Supplemental Disclosure.......................................................    19

ARTICLE II THE CREDITS......................................................................    19

     2.1.     Description of Facilities.....................................................    19
              2.1.1.   Revolving Loans: Commitment..........................................    19
              2.1.2.   Term Loans...........................................................    19
     2.2.     Required Payments: Termination Date...........................................    19
              2.2.1.   Required Payments....................................................    20
              2.2.2.   Termination Date ....................................................    20
     2.3.     Ratable Loans.................................................................    20
     2.4.     Types of Advances.............................................................    20
     2.5.     Commitment Fee: Reductions in Aggregate Commitment............................    20
              2.5.1.   Commitment Fee.......................................................    20
              2.5.2.   Reductions in Aggregate Commitment...................................    20
     2.6.     Minimum Amount of Each Advance................................................    21
     2.7.     Optional Principal Payments: Mandatory Principal Prepayments..................    21
              2.7.1.   Optional Principal Payments..........................................    21
              2.7.2.   Mandatory Principal Prepayments......................................    21
     2.8.     Method of Selecting Types and Interest Periods for New Advances...............    21
     2.9.     Conversion and Continuation of Outstanding Advances...........................    22
     2.10.    Interest Rates................................................................    22
     2.11.    Rates Applicable After Default................................................    23
     2.12.    Method of Payment.............................................................    23
     2.13.    Noteless Agreement: Evidence of Indebtedness..................................    23
     2.14.    Telephonic Notices............................................................    24
     2.15.    Interest Payment Dates: Interest and Fee Basis................................    24
     2.16.    Notification of Advances, Interest Rates, Prepayments and Commitment
              Reductions: Availability of Credit Extensions.................................    25
     2.17.    Lending Offices...............................................................    25
     2.18.    Non-Receipt of Funds by the Administrative Agent..............................    25
     2.19.    Facility LC's.................................................................    26
              2.19.1.  Issuance ............................................................    26
              2.19.2.  Participations ......................................................    26
              2.19.3.  Notice ..............................................................    26
              2.19.4.  LC Fees .............................................................    27
              2.19.5.  Administration: Reimbursement by Lenders.............................    27
              2.19.6.  Reimbursement by Borrower............................................    27
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              2.19.7.  Obligations Absolute.................................................    28
              2.19.8.  Actions of LC Issuer.................................................    28
              2.19.9.  Indemnification......................................................    29
              2.19.10. Lenders' Indemnification.............................................    29
              2.19.11. Facility LC Collateral Account.......................................    29
              2.19.12. Rights as a Lender ..................................................    30
     2.20.    Replacement of Lender.........................................................    30

ARTICLE III ................................................................................    31

YIELD PROTECTION; TAXES.....................................................................    31

     3.1.     Yield Protection..............................................................    31
     3.2.     Changes in Capital Adequacy Regulations.......................................    32
     3.3.     Availability of Types of Advances.............................................    32
     3.4.     Funding Indemnification.......................................................    32
     3.5.     Taxes.........................................................................    33
     3.6.     Lender Statements: Survival of Indemnity......................................    34

ARTICLE IV CONDITIONS PRECEDENT.............................................................    35

     4.1.     Effectiveness of this Agreement...............................................    35
     4.2.     Each Credit Extension.........................................................    36

ARTICLE V REPRESENTATIONS AND WARRANTIES....................................................    36

     5.1.     Existence and Standing........................................................    37
     5.2.     Authorization and Validity....................................................    37
     5.3.     No Conflict: Government Consent...............................................    37
     5.4.     Financial Statements..........................................................    37
     5.5.     Material Adverse Change: No Default...........................................    38
     5.6.     Taxes ........................................................................    38
     5.7.     Litigation and Contingent Obligations.........................................    38
     5.8.     Subsidiaries..................................................................    38
     5.9.     Accuracy of Information.......................................................    39
     5.10.    Regulation U..................................................................    39
     5.11.    Material Agreements...........................................................    39
     5.12.    Compliance With Laws..........................................................    39
     5.13.    Ownership of Properties.......................................................    39
     5.14.    ERISA: Foreign Pension Matters................................................    39
     5.15.    Plan Assets: Prohibited Transactions..........................................    40
     5.16.    Environmental Matters.........................................................    40
     5.17.    Investment Company Act: Other Regulation......................................    40
     5.18.    Indebtedness..................................................................    40
     5.19.    Insurance.....................................................................    40
     5.20.    Solvency .....................................................................    40
     5.21.    Permits: Intellectual Property................................................    40
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     5.22.    Labor Matters.................................................................    41

ARTICLE VI COVENANTS........................................................................    41

     6.1.     Financial Reporting...........................................................    41
     6.2.     Use of Proceeds...............................................................    43
     6.3.     Notice of Default.............................................................    43
     6.4.     Conduct of Business: Charter Amendments: Accounting Changes...................    43
              6.4.1.   Conduct of Business .................................................    43
              6.4.2.   Charter Amendments ..................................................    43
              6.4.3.   Accounting Changes ..................................................    44
     6.5.     Taxes: Claims, Judgments, Etc.................................................    44
     6.6.     Insurance.....................................................................    44
     6.7.     Compliance with Laws..........................................................    44
     6.8.     Maintenance of Properties.....................................................    45
     6.9.     Further Assurances............................................................    45
     6.10.    Restricted Payments...........................................................    45
     6.11.    Indebtedness..................................................................    46
     6.12.    Merger .......................................................................    46
     6.13.    Sale of Assets................................................................    46
     6.14.    Investments and Acquisitions..................................................    47
     6.15.    Liens ........................................................................    47
     6.16.    Consolidated Rentals..........................................................    48
     6.17.    Affiliates....................................................................    48
     6.18.    ERISA ........................................................................    49
     6.19.    Financial Covenants...........................................................    49
              6.19.1.  Fixed Charge Coverage Ratio..........................................    49
              6.19.2.  Leverage Ratio.......................................................    50
              6.19.3.  Minimum Net Worth....................................................    50
              6.19.4.  Capital Expenditures.................................................    50
              6.19.5.  Liquidity............................................................    51
     6.20.    Addition of Guaranty; Guarantors..............................................    51
     6.21.    Sale and Leaseback Transactions and other Off-Balance Sheet Liabilities.......    51
     6.22.    Reduction of Revolving Loans..................................................    51

ARTICLE VII DEFAULTS........................................................................    51

     7.1.     Breach of Representations or Warranties.......................................    51
     7.2.     Failure to Make Payments When Due.............................................    51
     7.3.     Breach of Covenants...........................................................    51
     7.4.     Other Breaches................................................................    51
     7.5.     Default as to Other Indebtedness..............................................    52
     7.6.     Voluntary Bankruptcy: Appointment of Receiver: Etc............................    52
     7.7.     Involuntary Bankruptcy; Appointment of Receiver: Etc..........................    52
     7.8.     Custody or Control of Property................................................    53
     7.9.     Judgments.....................................................................    53
     7.10.    Unfunded Liabilities..........................................................    53
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     7.11.    Other ERISA Liabilities.......................................................    53
     7.12.    Environmental Matters.........................................................    53
     7.13.    Change in Control.............................................................    53
     7.14.    Other Default.................................................................    53
     7.15.    Rate Management Obligation....................................................    54
     7.16.    Loss of Licenses..............................................................    54
     7.17.    Material Adverse Change.......................................................    54
     7.18.    Guaranty .....................................................................    54

ARTICLE VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES.................................    54

     8.1.     Acceleration: Facility LC Collateral Account..................................    54
     8.2.     Amendments....................................................................    55
     8.3.     Preservation of Rights........................................................    56

ARTICLE IX GENERAL PROVISIONS...............................................................    57

     9.1.     Survival of Representations...................................................    57
     9.2.     Governmental Regulation.......................................................    57
     9.3.     Headings .....................................................................    57
     9.4.     Entire Agreement..............................................................    57
     9.5.     Several Obligations: Benefits of this Agreement...............................    57
     9.6.     Expenses; Indemnification.....................................................    57
     9.7.     Numbers of Documents..........................................................    58
     9.8.     Accounting....................................................................    58
     9.9.     Severability of Provisions....................................................    59
     9.10.    Nonliability of Lenders.......................................................    59
     9.11.    Confidentiality...............................................................    59
     9.12.    Lenders Not Utilizing Plan Assets.............................................    59
     9.13.    Nonreliance...................................................................    60
     9.14.    Disclosure....................................................................    60
     9.15.    Subordination of Intercompany Indebtedness....................................    60

ARTICLE X THE ADMINISTRATIVE AGENT..........................................................    61

     10.1.    Appointment: Nature of Relationship...........................................    61
     10.2.    Powers .......................................................................    61
     10.3.    General Immunity..............................................................    61
     10.4.    No Responsibility for Credit Extensions, Recitals, etc. ......................    61
     10.5.    Action on Instructions of Lenders.............................................    62
     10.6.    Employment of the Administrative Agent and Counsel............................    62
     10.7.    Reliance on Documents; Counsel................................................    62
     10.8.    Administrative Agent's Reimbursement and Indemnification......................    62
     10.9.    Notice of Default.............................................................    63
     10.10.   Rights as a Lender............................................................    63
     10.11.   Lender Credit Decision........................................................    63
     10.12.   Successor Administrative Agent................................................    64
     10.13.   Agent and Arranger Fees.......................................................    64
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     10.14.   Delegation to Affiliates......................................................    65

ARTICLE XI SETOFF; RATABLE PAYMENTS.........................................................    65

     11.1.    Setoff........................................................................    65
     11.2.    Ratable Payments..............................................................    65

ARTICLE XII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS...............................    65

     12.1.    Successors and Assigns........................................................    65
              12.1.1.  Successors and Assigns...............................................    65
     12.2.    Participations................................................................    66
              12.2.1.  Permitted Participants: Effect.......................................    66
              12.2.2.  Voting Rights........................................................    66
              12.2.3.  Benefit of Setoff....................................................    67
     12.3.    Assignments...................................................................    67
              12.3.1.  Permitted Assignments................................................    67
              12.3.2.  Effect: Effective Date...............................................    67
              12.3.3.  The Register.........................................................    68
     12.4.    Dissemination of Information..................................................    68
     12.5.    Tax Treatment.................................................................    68

ARTICLE XIII NOTICES........................................................................    68

     13.1.    Notices.......................................................................    68
     13.2.    Change of Address.............................................................    69

ARTICLE XIV COUNTERPARTS....................................................................    69

ARTICLE XV CHOICE OF LAW: CONSENT TO JURISDICTION: WAIVER OF JURY TRIAL ....................    69

     15.1.    CHOICE OF LAW.................................................................    69
     15.2.    CONSENT TO JURISDICTION.......................................................    69
     15.3.    WAIVER OF JURY TRIAL..........................................................    70

ARTICLE XVI NO NOVATION; REFERENCES TO THIS AGREEMENT IN LOAN DOCUMENTS.....................    70

     16.1.    No Novation...................................................................    70
     16.2.    References to This Agreement In Loan Documents................................    70
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                                    EXHIBITS

Exhibit A        -         Form of Borrower's Counsel's Opinion

Exhibit B        -         Form of Compliance Certificate

Exhibit C        -         Form of Assignment Agreement

Exhibit D        -         Form of Promissory Note (if requested)

Exhibit E        -         Form of Guaranty

Exhibit F        -         List of Closing Documents Delivered Under the
                           Existing Credit Agreement

                                    SCHEDULES

Pricing Schedule

Commitment Schedule

Schedule 1- Investments

Schedule 2- Indebtedness

Schedule 3- Liens

Schedule 4- Subsidiaries

                                   ATTACHMENTS

Attachment A -             Reaffirmation

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                      AMENDED AND RESTATED CREDIT AGREEMENT

         This Amended and Restated Credit Agreement, dated as of June 25, 2003, is entered into by and among INSURANCE AUTO AUCTIONS, INC., an Illinois corporation, the institutions from time to time parties hereto as Lenders (whether by execution of this Agreement or an assignment pursuant to Section 12.3), the institutions from time to time parties hereto as LC Issuers, and LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent, to amend and restate the Existing Credit Agreement (as defined below), and from and after the Effective Date the Existing Credit Agreement is hereby amended and restated in its entirety. The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1.     Certain Defined Terms. As used in this Agreement:

         "ACCOUNTING CHANGES" is defined in Section 9.8 hereof.

         "ACQUISITION" means any transaction, or any series of related transactions, consummated on or after the Closing Date, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or
(ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding ownership interests of a partnership or limited liability company.

         "ADMINISTRATIVE AGENT" means LaSalle Bank in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

         "ADVANCE" means a borrowing hereunder consisting of the aggregate amount of several Loans (i) made by the Lenders on the same Borrowing Date, or
(ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of LIBOR Loans, for the same Interest Period.

         "AFFECTED LENDER" is defined in Section 2.20.

         "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) often percent (10%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting securities, by contract or otherwise.

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         "AGGREGATE COMMITMENT" means the aggregate of the Commitments of all the Lenders, as may be adjusted from time to time pursuant to the terms hereof. The initial Aggregate Commitment is Twenty Million and 00/100 Dollars ($20,000,000).

         "AGGREGATE OUTSTANDING CREDIT EXPOSURE" means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

         "AGREEMENT" means this Amended and Restated Credit Agreement, as it may be amended, restated, supplemented or otherwise modified and as in effect from time to time.

         "AGREEMENT ACCOUNTING PRINCIPLES" means generally accepted accounting principles as in effect in the United States from time to time, applied in a manner consistent with that used in preparing the financial statements of the Borrower referred to in Section 5.4; provided, however, that except as provided in Section 9.8, with respect to the calculation of financial ratios and other financial tests required by this Agreement, "Agreement Accounting Principles" means generally accepted accounting principles as in effect in the United States as of the Closing Date, applied in a manner consistent with that used in preparing the financial statements of the Borrower referred to in Section 5.4 hereof.

         "ALTERNATE BASE RATE" means, for any day, a fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate for such day and
(ii) the sum of (a) the Federal Funds Effective Rate for such day and (b) one-half of one percent (0.5%) per annum.

         "APPLICABLE COMMITMENT FEE RATE" means, at any time, the percentage rate per annum at which Commitment Fees are accruing on the unused portion of the Aggregate Commitment at such time as set forth in the Pricing Schedule.

         "APPLICABLE MARGIN" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type consisting of Revolving Loans or Term Loans, as applicable, as set forth in the Pricing Schedule.

         "ARRANGER" means LaSalle Bank.

         "ARTICLE" means an article of this Agreement unless another document is specifically referenced.

         "ASSET SALE" is defined in Section 6.13.

         "ASSIGNMENT AGREEMENT" is defined in Section 12.3.1.

         "AUTHORIZED OFFICER" means any of the chief executive officer, president, chief operating officer, chief financial officer, chief accounting officer or treasurer of the Borrower, acting singly.

         "AVAILABLE AGGREGATE COMMITMENT" means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure (exclusive of the portion thereof constituting Term Loans) at such time.

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         "BORROWER" means Insurance Auto Auctions, Inc., an Illinois corporation, and its permitted successors and assigns (including, without limitation, a debtor-in-possession on its behalf).

         "BORROWING DATE" means a date on which a Credit Extension is made hereunder.

         "BORROWING NOTICE" is defined in Section 2.8.

         "BUSINESS DAY" means (i) with respect to any borrowing, payment or rate selection of LIBOR Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

         "CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including Capitalized Leases and purchase money Indebtedness) by the Borrower and its consolidated Subsidiaries during that period that, in conformity with Agreement Accounting Principles, are required to be included in or reflected by the property, plant, equipment or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower and its Subsidiaries.

         "CAPITALIZED LEASE" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "CASH EQUIVALENT INVESTMENTS" means, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any investment grade commercial bank having, or which is the principal banking subsidiary of an investment grade bank holding company organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction having capital, surplus and undivided profits aggregating in excess of $500,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than ninety (90) days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, provided that such repurchase obligations are secured by a first priority security interest in such underlying securities which have, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-l by S&P or P-l by Moody's and in

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each case maturing not more than one year after the date of acquisition by such
Person, (v) investments in money market funds substantially all of the assets of which are comprised of securities of the types described in clauses (i) through
(iv) above, (vi) investment in variable rate demand obligations rated at least A by S&P or A2 by Moody's and (vii) demand deposit accounts maintained in the ordinary course of business.

         "CHANGE" is defined in Section 3.2.

         "CHANGE IN CONTROL" means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of thirty percent (30%) or more (provided, however, that ValueAct Capital Partners, L.P., shall be permitted to, directly or indirectly, acquire a beneficial ownership of not more than thirty-nine percent (39%) in the aggregate) of the outstanding shares of voting stock of the Borrower; or (ii) the majority of the Board of Directors of the Borrower fails to consist of Continuing Directors; or (iii) except as expressly permitted under the terms of this Agreement, the Borrower consolidates with or merges into another Person or conveys, transfers or leases all or substantially all of its property to any Person, or any Person consolidates with or merges into the Borrower, in either event pursuant to a transaction in which the outstanding capital stock of the Borrower is reclassified or changed into or exchanged for cash, securities or other property; or (iv) except as otherwise expressly permitted under the terms of this Agreement, the Borrower shall cease to own and control, directly or indirectly, free and clear of all Liens and other encumbrances all of the economic and voting rights associated with all of the outstanding capital stock of each of the Borrower's Subsidiaries or shall cease to have the power, directly or indirectly, to elect all of the members of the board of directors of each of the Borrower's Subsidiaries.

         "CLOSING DATE" means February 15, 2002, which date was the date of the initial extensions of credit under the Existing Credit Agreement.

         "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any rule or regulation issued thereunder.

         "COLLATERAL SHORTFALL AMOUNT" is defined in Section 8.1.

         "COMMITMENT" means, for each Lender, the obligation of such Lender to make Revolving Loans to, and participate in Facility LC's issued upon the application of, the Borrower not exceeding the amount set forth on the Commitment Schedule or in an Assignment Agreement executed pursuant to Section 12.3, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.3.2 or as otherwise modified from time to time pursuant to the terms hereof.

         "COMMITMENT FEE" is defined in Section 2.5.1.

         "COMMITMENT SCHEDULE" means the Schedule identifying each Lender's Commitment as of the Effective Date and the principal amount of Term Loans held by each Lender, if any, as of the Effective Date, as attached hereto and identified as such.

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         "CONSOLIDATED" refers to the consolidation of accounts in accordance with Agreement Accounting Principles.

         "CONSOLIDATED EBITDA" means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation,
(iv) amortization and (v) extraordinary non-cash losses incurred other than in the ordinary course of business, minus, to the extent included in Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business, all calculated for the Borrower and its Subsidiaries on a consolidated basis.

         "CONSOLIDATED INDEBTEDNESS" means, at any time, the Indebtedness of the Borrower and its Subsidiaries (exclusive of Off-Balance Sheet Liabilities) calculated on a consolidated basis as of such time.

         "CONSOLIDATED INTEREST EXPENSE" means, with reference to any period, the interest expense of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

         "CONSOLIDATED NET INCOME" means, with reference to any period, the net after-tax income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

         "CONSOLIDATED NET WORTH" means at any time the consolidated stockholders' equity of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time in accordance with Agreement Accounting Principles.

         "CONSOLIDATED RENTALS" means, with reference to any period, the Rentals of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

         "CONTINGENT OBLIGATIONS" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

         "CONTINUING DIRECTOR" means, with respect to any Person as of any date of determination, any member of the board of directors of such Person who (a) was a member of such board of directors on the Closing Date, or (b) was nominated for election or elected to such board of directors with the approval of the required majority of the Continuing Directors who were members of such board at the time of such nomination or election; provided that any individual who is so elected or nominated in connection with a merger, consolidation, acquisition or similar transaction shall not be a Continuing Director unless such individual was a Continuing Director prior thereto.

         "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any indenture, mortgage, deed of trust, contract, undertaking, document or other agreement,

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instrument or securities to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

         "CONTROLLED GROUP" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "CONVERSION/CONTINUATION NOTICE" is defined in Section 2.9.

         "CREDIT EXTENSION" means the making of an Advance or the issuance of a Facility LC hereunder.

         "DEFAULT" means an event described in Article VII.

         "DOLLAR" and "$" means the lawful currency of the United States of America.

         "EFFECTIVE DATE" means June 25, 2003.

         "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to
(i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

         "EXCLUDED TAXES" means, in the case of each Lender or applicable Lending Office and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or Agent is incorporated or organized or any political combination or subdivision or taxing authority thereof or (ii) the jurisdiction in which the Administrative Agent's or Lender's principal executive office or such Lender's applicable Lending Office is located or in which, other than as a result of the transaction evidenced by this Agreement, the Administrative Agent or Lender otherwise is, or at any time was, engaged in business.

         "EXHIBIT" refers to an exhibit to this Agreement, unless another document is specifically referenced.

         "EXISTING CREDIT AGREEMENT" means that certain Credit Agreement, dated as of February 15, 2002, by and among the Borrower, the financial institution parties thereto, and LaSalle Bank National Association, as administrative agent, as amended or modified from time to time prior to the effective date.

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         "FACILITY LC" is defined in Section 2.19.1.

         "FACILITY LC APPLICATION" is defined in Section 2.19.3.

         "FACILITY LC COLLATERAL ACCOUNT" is defined in Section 2.19.11.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

         "FISCAL QUARTER" means any quarter of a Fiscal Year of the Borrower.

         "FISCAL YEAR" means the annual fiscal reporting period of the Borrower and its Subsidiaries consisting of a period of 12 consecutive months ending on the last Sunday in December in any calendar year.

         "FLOATING RATE" means, for any day, a rate per annum equal to the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes.

         "FLOATING RATE ADVANCE" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

         "FLOATING RATE LOAN" means a Loan, or portion thereof, which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

         "FOREIGN PENSION PLAN" means any employee benefit plan as described in
Section 3(3) of ERISA for which the Borrower or any member of its Controlled Group is a sponsor or administrator and which (i) is maintained or contributed to for the benefit of employees of the Borrower, any of its respective Subsidiaries or any member of its Controlled Group, (ii) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (iii) under applicable local law, is required to be funded through a trust or other funding vehicle.

         "GUARANTOR" means each Material Subsidiary of the Borrower.

         "GUARANTY" means each Guaranty Agreement (and any and all supplements thereto) executed from time to time by each Guarantor, in favor of the Administrative Agent for the benefit of itself and the Lenders, in substantially the form of Exhibit E attached hereto, as amended, restated, supplemented or otherwise modified from time to time.

         "INDEBTEDNESS" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, including without limitation, earn-outs and other similar forms of contingent purchase prices (except accounts payable arising in the ordinary course of business

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but only if and so long as the same are payable on customary terms in trade and in any event no later than one year after the incurrence thereof), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to possession or sale of such property), (e) all obligations of such Person constituting Capitalized Lease Obligations, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase or redeem Redeemable Preferred Stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all obligations of such Person in respect of Rate Management Agreements (valued in an amount equal to the highest termination payment, if any, that would be payable upon termination for any reason on the date of determination), (i) all Contingent Obligations of such Person, (j) all Off-Balance Sheet Liabilities of such Person and (k) all Indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; but in each case excluding obligations under operating leases and obligations under employment contracts entered into in the ordinary course of business. The amount of Indebtedness with respect to earn-outs and other similar forms of contingent purchase prices shall be equal to the present value of the obligation, in the case of known recurring obligations, and, in all other cases, the maximum reasonably anticipated liability in respect of the obligation assuming such Person is required to perform thereunder.

         "INTEREST PERIOD" means, with respect to a LIBOR Advance, a period of one, two, three or six months or such other period agreed to by the Lenders and the Borrower, commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on but exclude the day which corresponds numerically to such date one, two, three or six months or such other agreed upon period thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month or such other succeeding period, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month or such other succeeding period. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "INVESTMENT" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade, or stock, securities, membership interests or other similar property received from an account obligor in full or partial settlement of a delinquent account receivable, only so long as such stock, securities, membership interests or other similar property shall be held for a period of one (1) year or less) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such

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Person, any other direct or indirect purchase or acquisition by such Person of any assets other than assets used in the ordinary course of business; and any non-arms length transaction by such Person with another Person or any other transfer of assets by such Person in another Person, with the amount of such Investment being an amount equal to the net benefit derived by such other Person resulting from any such transactions.

         "LASALLE BANK" means LaSalle Bank National Association, a national banking association, in its individual capacity, and its successors.

         "LC FEE" is defined in Section 2.19.4.

         "LC ISSUER" means LaSalle Bank (or any subsidiary or affiliate of LaSalle Bank designated by LaSalle Bank) or any of the other Lenders, as applicable, in its respective capacity as issuer of Facility LC's hereunder.

         "LC OBLIGATIONS" means, at any time, the sum, without duplication, of
(i) the aggregate undrawn stated amount under all Facility LC's outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

         "LC PAYMENT DATE" is defined in Section 2.19.5.

         "LENDERS" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

         "LENDING OFFICE" means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or Agent listed on the signature pages hereof, or on the administrative information sheets provided to the Administrative Agent in connection herewith, or otherwise selected by such Lender or Agent pursuant to Section 2.17.

         "LEVERAGE RATIO" is defined in Section 6.19.2.

         "LIBOR ADVANCE" means an Advance which, except as otherwise provided in
Section 2.11, bears interest at the applicable LIBOR Rate.

         "LIBOR BASE RATE" means, with respect to a LIBOR Rate Loan for the relevant Interest Period, the applicable London interbank offered rate for deposits in Dollars appearing on as displayed in the Bloomberg Financial Markets System as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if the Bloomberg Financial Markets System rate is not available for any reason, the applicable LIBOR Base Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in Dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period. Any LIBOR Base Rate determined on the basis of the rate displayed on Bloomberg Financial Markets System in accordance with the foregoing provisions of this subparagraph shall be subject to corrections, if any, made in such rate and displayed by the Bloomberg Financial Markets System within one hour of the time when such rate is first displayed by such service.

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         "LIBOR LOAN" means a Loan which, except as otherwise provided in
Section 2.11, bears interest at the applicable LIBOR Rate requested by the Borrower pursuant to Sections 2.8 and 2.9.

         "LIBOR RATE" means, with respect to a LIBOR Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the LIBOR Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the then Applicable Margin, changing as and when the Applicable Margin changes. The LIBOR Rate shall be rounded to the next higher multiple of 1/16th of 1% if the rate is not such a multiple.

         "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement, and, in the case of stock, stockholders agreements, voting trust agreements and all similar agreements).

         "LOAN" means, with respect to a Lender, such Lender's loan made pursuant to Article II (or any conversion or continuation thereof), including, without limitation, Revolving Loans and Term Loans.

         "LOAN DOCUMENTS" means this Agreement, the Facility LC Applications (including the LBNA Master Letter of Credit Agreement entered into with LaSalle Bank in its capacity as LC Issuer), the Guaranty and all other documents (including any other guaranties (or supplements thereto) executed pursuant to Section 6.20), instruments, notes (including any Notes issued pursuant to
Section 2.13 (if requested)) and agreements executed in connection herewith or therewith or contemplated hereby or thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.

         "MATERIAL ADVERSE CHANGE" means a material adverse change in the business, properties, condition (financial or otherwise), performance, results of operations or prospects of the Borrower or its Subsidiaries, or any event or circumstance or series of events or circumstances, which has had a Material Adverse Effect.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), operations, performance, results of operations or prospects of the Borrower, or the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent, the LC Issuers or the Lenders thereunder.

         "MATERIAL INDEBTEDNESS" is defined in Section 7.5(i).

         "MATERIAL SUBSIDIARY" means any direct or indirect Subsidiary of the Borrower that at any time has (i) assets with a total book value equal to or greater than one percent (1%) of the aggregate book value of the Consolidated total assets of the Borrower and its Subsidiaries or (ii) Consolidated Net Worth that is equal to or greater than one percent (1%) of the Consolidated Net

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

Worth of the Borrower and its Subsidiaries, or (iii) assets that contributed one percent (1%) or more of the Borrower's Consolidated Net Income, in each case as reported in the most recent financial statements delivered to the Lenders pursuant to Section 6.1.

         "MODIFY" AND "MODIFICATION" are defined in Section 2.19.1.

         "MOODY'S" means Moody's Investors Service, Inc. and any successor thereto.

         "MULTIEMPLOYER PLAN" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "Net CASH PROCEEDS" means, with respect to any Asset Sale by any Person, (a) cash or Cash Equivalent Investments (freely convertible into Dollars) received by such Person or any Subsidiary of such Person from such Asset Sale (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such Asset Sale), after (i) provision for all income or other taxes measured by or resulting from such Asset Sale, (ii) payment of all brokerage commissions and other fees and expenses and commissions related to such Asset Sale, and (iii) all amounts used to repay Indebtedness (and any premium or penalty thereon) secured by a Lien on any asset disposed of in such Asset Sale or which is or may be required (by the express terms of the instrument governing such Indebtedness or by applicable law) to be repaid in connection with such Asset Sale (including payments made to obtain or avoid the need for the consent of any holder of such Indebtedness); and (b) cash or Cash Equivalent Investments payments in respect of any other consideration received by such Person or any Subsidiary of such Person from such Asset Sale upon receipt of such cash payments by such Person or such Subsidiary.

         "NON-U.S. LENDER" is defined in Section 3.5(iv).

         "NOTE" is defined in Section 2.13.

         "OBLIGATIONS" means all Revolving Loans, all Term Loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to any of the Administrative Agent, any Lender, the Arranger, any affiliate of the Administrative Agent or any Lender, any LC Issuer, the Arranger, or any indemnitee under the provisions of Section 9.6 or any other provisions of the Loan Documents, in each case of any kind or nature, present or future, arising under this Agreement or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, foreign exchange risk, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements, paralegals' fees, and any other sum chargeable to the Borrower or any of its Subsidiaries under this Agreement or any other Loan Document.

         "OFF-BALANCE SHEET LIABILITY" of a Person means (i) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries (calculated to include the unrecovered investment

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of purchasers or transferees of accounts or any other obligation of the Borrower or such transferor to purchasers/transferees of interests in accounts or notes receivable or the agent for such purchasers/transferees), (ii) any liability under any sale and leaseback transaction which is not a Capitalized Lease, (iii) any liability under any financing lease or so-called "synthetic lease" or "tax ownership operating lease" transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person, but excluding from this clause (iv) Operating Leases.

         "OPERATING LEASE" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

         "OPERATING LEASE OBLIGATIONS" means, as at any date of determination, the amount obtained by aggregating the present values, determined in the case of each particular Operating Lease by applying a discount rate (which discount rate shall equal the discount rate which would be applied under Agreement Accounting Principles if such Operating Lease were a Capitalized Lease) from the date on which each fixed lease payment is due under such Operating Lease to such date of determination, of all fixed lease payments due under all Operating Leases of the Borrower and its Subsidiaries.

         "OTHER TAXES" is defined in Section 3.5(ii).

         "OUTSTANDING CREDIT EXPOSURE" means, as to any Lender at any time, (i) the aggregate principal amount of its Loans outstanding at such time, plus (ii) an amount equal to its Revolving Loan Pro Rata Share of the LC Obligations at such time.

         "PARTICIPANTS" is defined in Section 12.2.1.

         "PAYMENT DATE" means the last day of each March, June, September and December, the Revolving Facility Termination Date and the Term Loan Maturity Date.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "PERMITTED ACQUISITION" means any Acquisition that satisfies the following requirements:

         (i) no Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition or the incurrence of any Indebtedness in connection therewith;

         (ii) in the case of an Acquisition of the capital stock of an entity, the Acquisition shall be of at least eighty percent (80%) of such capital stock of such entity, and such acquired entity shall be (x) merged with and into the Borrower or any wholly-owned Subsidiary of the Borrower immediately following such Acquisition, with the Borrower or such wholly-owned Subsidiary being the surviving corporation following such merger or (y) the results of operations of such entity shall be reported on a consolidated basis with the Borrower and its consolidated Subsidiaries;

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         (iii)    the purchase is consummated pursuant to a negotiated
acquisition agreement on a non-hostile basis and approved by the target company's board of directors (and shareholders, if necessary) prior to the consummation of the Acquisition;

         (iv) the businesses being acquired shall be substantially similar, related or incidental to the businesses or activities engaged in by the Borrower and its Subsidiaries on the Closing Date;

         (v) effective as of the date of each such Acquisition (taking into account the effect of such purchase and any Indebtedness incurred in connection therewith), the Borrower shall deliver to the Administrative Agent a certificate executed by an Authorized Officer, which certificate shall demonstrate that sum of (a) all cash and Cash Equivalent Investments as of such date plus (b) the Available Aggregate Commitment as of such date shall not be less than $10,000,000;

         (vi) prior to such Acquisition, the Borrower shall deliver to the Administrative Agent and the Lenders a certificate from one of the Authorized Officers, demonstrating to the satisfaction of the Administrative Agent that after giving effect to such Acquisition and the incurrence of any Indebtedness permitted by Section 6.12 in connection therewith, on a pro forma basis using historical audited (if any) or reviewed unaudited financial statements obtained from the seller(s) in respect of each such Acquisition as if the Acquisition and such incurrence of Indebtedness had occurred on the first day of the twelve-month period ending on the last day of the Borrower's most recently completed fiscal quarter, the Borrower would have been in compliance with the financial covenants in Section 6.21 and not otherwise in Default, provided, however, no such certificate demonstrating the foregoing shall be required for Permitted Acquisitions for which the purchase price paid (taking into account any Indebtedness incurred in connection therewith) is equal to or less than $3,000,000; and

         (vii) after giving effect to all Indebtedness consisting of seller financing incurred in connection with such Acquisition, the Borrower and its Subsidiaries shall be in compliance with Section 6.11.

         "PERMITTED INVESTMENTS" means Investments existing on the Closing Date and described on Schedule 1 hereto and other Investments consisting of: (i) loans or advances in the ordinary course of business to suppliers, officers, directors and employees incidental to carrying on the business of the Borrower or any Subsidiary (including employee relocation loans); (ii) receivables arising from the sale of goods and services in the ordinary course of business of the Borrower and its Subsidiaries; (iii) loans to Subsidiaries and loans by a Subsidiary to the Borrower or another Subsidiary to the extent permitted under
Section 6.11, in each case in the ordinary course of business and (iv) Permitted Acquisitions.

         "PERMITTED PURCHASE MONEY INDEBTEDNESS" means, with respect to any Person, any Indebtedness, whether secured or unsecured, including Capitalized Leases, incurred by such Person to finance the acquisition of fixed assets, so long as (1) at the time of such incurrence, no Default or Unmatured Default has occurred and is continuing or would result from such incurrence, (2) such Indebtedness has a scheduled maturity and is not due on demand and (3)

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such Indebtedness does not exceed the lower of the fair market value or the cost of the applicable fixed assets on the date acquired.

         "PERMITTED SALE AND LEASEBACK TRANSACTIONS", means any Sale and Leaseback Transaction, (i) that is a Sale and Leaseback Transaction of computers and loaders of the Borrower or its Subsidiaries consummated pursuant to documentation reasonably acceptable to the Administrative Agent, (ii) that is consummated not later than December 31, 2003, (iii) in respect of which the value of the assets for all Permitted Sale and Leaseback Transactions does not exceed $1,500,000 in the aggregate at any time and (iv) in respect of which no Default or Unmatured Default shall have occurred and be continuing or would result from such transaction or the incurrence of any Indebtedness in connection therewith.

         "PERMITTED SHARE REPURCHASE AMOUNT" is defined in Section 6.10.

         "PERSON" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "PLAN" means an employee benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have liability.

         "Pricing Schedule" means the Schedule identifying the Applicable Margin and Applicable Commitment Fee Rate attached hereto and identified as such.

         "PRIME RATE" means a rate per annum equal to the prime rate of interest announced from time to time by LaSalle Bank or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

         "PROPERTY" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "PRO RATA SHARE" means, with respect to a Lender, a portion equal to a fraction the numerator of which is the sum of such Lender's Commitment and the aggregate outstanding principal amount of such Lender's Term Loans at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) and the denominator of which is the sum of the Aggregate Commitment at such time and the aggregate outstanding principal amount of all of the Term Loans at such time, or, if the Aggregate Commitment has been terminated, a fraction the numerator of which is such Lender's Outstanding Credit Exposure at such time and the denominator of which is the sum of the Aggregate Outstanding Credit Exposure at such time.

         "PURCHASERS" is defined in Section 12.3.1.

         "PREFERRED STOCK" means, with respect to any corporation, capital stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

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         "RATE MANAGEMENT OBLIGATIONS" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

         "RATE MANAGEMENT TRANSACTION" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between the Borrower and any Lender or Affiliate thereof which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

         "REDEEMABLE" means, with respect to any capital stock, Indebtedness or other right or obligation, any such capital stock, Indebtedness or other right or obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer, or (b) is redeemable at the option of the holder.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks, non-banks and non-broker lenders for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

         "REIMBURSEMENT OBLIGATIONS" means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.19 to reimburse any LC Issuer for amounts paid by such LC Issuer in respect of any one or more drawings under Facility LC's.

         "RENTALS" of a Person means the aggregate fixed amounts payable by such Person under any Operating Lease.

         "REPORTABLE EVENT" means a reportable event, as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation or otherwise waived the requirement of Section 4043 (a) of ERISA that it be notified within thirty (30) days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver

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of the notice requirement in accordance with either Section 4043(a) of ERISA or
Section 412(d) of the Code.

         "REQUIRED LENDERS" means Lenders in the aggregate having equal to or greater than sixty-seven percent (67%) of the sum of (i) the Aggregate Commitment and (ii) the aggregate outstanding principal amount of the Term Loans or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding equal to or greater than sixty-seven percent (67%) of the Aggregate Outstanding Credit Exposure.

         "RESERVE REQUIREMENT" means the maximum aggregate reserve requirement (including all basic supplemental, marginal and other reserves), stated as a decimal, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to "Eurocurrency liabilities" or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Rate Loans is determined or category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents.

         "RESTRICTED PAYMENTS" has the meaning set forth in Section 6.10.

         "REVOLVING FACILITY TERMINATION DATE" means the earlier of (a) December 31, 2006 and (b) the date the Aggregate Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof, including, without limitation, pursuant to Sections 2.2 and 2.5 and Article VIII hereof.

         "REVOLVING LOAN" means, with respect to a Lender, such Lender's loan made pursuant to its commitment to lend set forth in Section 2.1 (and any conversion or continuation thereof).

         "REVOLVING LOAN PRO RATA SHARE" means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender's Commitment at such time and the denominator of which is the Aggregate Commitment at such time; provided, however, that if the Commitments have been terminated pursuant to the terms of this Agreement, "Revolving Loan Pro Rata Share" means a portion equal to a fraction the numerator of which is such Lender's Outstanding Credit Exposure (exclusive of Term Loans) at such time and the denominator of which is the Aggregate Outstanding Credit Exposure (exclusive of Term Loans) outstanding at such time.

         "RISK BASED CAPITAL GUIDELINES" is defined in Section 3.2.

         "SALE AND LEASEBACK TRANSACTION" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

         "S&P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

         "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

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         "SECTION" means a numbered section of this Agreement, unless another document is specifically referenced.

         "SENIOR NOTES" means the 8.60% Senior Notes due February 15, 2002 issued by the Borrower pursuant to the Senior Note Agreement, including any notes issued in substitution thereof or exchange therefor pursuant to the Senior Note Agreement, as such notes may be amended, supplemented or otherwise modified from time to time.

         "SENIOR NOTE DOCUMENTS" means the Senior Note Agreement and the Senior Notes.

         "SENIOR NOTE AGREEMENT" means the Note Agreement dated as of December 1, 1994 among the Borrower and the Purchasers named in Schedule I thereto, as such agreement may be amended, supplemented or otherwise modified from time to time.

         "SINGLE EMPLOYER PLAN" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

         "SOLVENT" means, when used with respect to any Person, that at the time of determination:

         (i) the fair value of its assets (both at fair valuation and at present fair saleable value) is equal to or in excess of the total amount of its liabilities, including, without limitation, contingent liabilities;

         (ii) it is then able and expects to be able to pay its debts as they mature; and

         (iii) it has capital sufficient to carry on its business as conducted or as proposed to be conducted.

         With respect to contingent liabilities (such as litigation, guarantees and pension plan liabilities), such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represent the amount which can be reasonably be expected to become an actual or matured liability.

         "SUBSIDIARY" of a Person means (i) any corporation more than fifty percent (50%) of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than fifty percent (50%) of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "SUBSTANTIAL PORTION" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than ten percent (10%) of the consolidated tangible assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the end of the four fiscal quarter period ending with the fiscal quarter immediately prior to the fiscal quarter in which such

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determination is made, or (ii) is responsible for more than ten percent (10%) of the Consolidated Net Income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

         "TAXES" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

         "TERM LOAN" means, with respect to a Lender, such Lender's term loan made under the Existing Credit Agreement and re-evidenced hereunder pursuant to
Section 2.1.2.

         "TERM LOAN MATURITY DATE" means the earlier of (a) December 31, 2006 and (b) the date on which all of the Obligations shall become due and payable pursuant to the terms hereof, including, without limitation, pursuant to Article VIII hereof.

         "TRANSFEREE" is defined in Section 12.4.

         "TYPE" means, with respect to any Advance, its nature as a Floating Rate Advance or a LIBOR Advance.

         "UNFUNDED LIABILITIES" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

         "UNMATURED DEFAULT" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "WHOLLY-OWNED SUBSIDIARY" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

         Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with Agreement Accounting Principles.

         1.2. References. Any references to the Borrower's Subsidiaries shall not in any way be construed as consent by the Administrative Agent or any Lender to the establishment, maintenance or acquisition of and Subsidiary, except as may otherwise be permitted hereunder.

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         1.3.     Supplemental Disclosure. At any time at the request of the
Administrative Agent and at such additional times as the Borrower determines, the Borrower shall supplement each schedule or representation herein or in the other Loan Documents with respect to any matter hereafter arising which, if existing or occurring at the Closing Date, would have been required to be set forth as an exception to such representation or which is necessary to correct any information in such representation which has been rendered inaccurate thereby. Notwithstanding that any such supplement to such representation may disclose the existence or occurrence of events, facts or circumstances which are either prohibited by the terms of this Agreement or any other Loan Documents or which result in the breach of any representation or warranty, such supplement to such representation shall not be deemed either an amendment thereof or a waiver of such breach unless expressly consented to in writing by Administrative Agent and the requisite number of Lenders under Section 8.2, and no such amendments, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver by the Administrative Agent or any Lender of any Default disclosed therein. Any items disclosed in any such supplemental disclosures shall be included in the calculation of any limits, baskets or similar restrictions contained in this Agreement or any of the other Loan Documents.

                                   ARTICLE II

                                   THE CREDITS

         2.1.     Description of Facilities.

         2.1.1. Revolving Loans: Commitment. From and including the Effective Date and prior to the Revolving Facility Termination Date, upon the satisfaction of the conditions precedent set forth in Section 4.1 and 4.2, as applicable, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, (i) to make Revolving Loans to the Borrower from time to time in Dollars in amounts not to exceed in the aggregate at any one time outstanding of its Revolving Loan Pro Rata Share of the Available Aggregate Commitment and (ii) participate in Facility LC's issued upon the request of the Borrower; provided that at no time shall the Aggregate Outstanding Credit Exposure (exclusive of the portion thereof constituting Term Loans) hereunder exceed the Aggregate Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Revolving Facility Termination Date. The Commitments to lend hereunder shall expire automatically on the Revolving Facility Termination Date. The LC Issuers will issue Facility LC's hereunder on the terms and conditions set forth in
Section 2.19.

         2.1.2. Term Loans. The Borrower, the Lenders and the Administrative Agent agree that term loans in an aggregate principal amount of $28,125,000 were outstanding to the Borrower under the Existing Credit Agreement immediately prior to the Effective Date. The Borrower, the Administrative Agent, and the Lenders agree that such term loans shall be re-evidenced as and shall constitute Term Loans under this Agreement. Each Lender holding a Term Loan on the Effective Date is identified, together with the principal amount of its Term Loan, on the Commitment Schedule to this Agreement.

         2.2.     Required Payments: Termination Date.

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         2.2.1.   Required Payments. Any outstanding Revolving Loans and all other unpaid Obligations (other than the Term Loans and amounts owing under or in connection with Term Loans) shall be paid in full by the Borrower on the Revolving Facility Termination Date, and outstanding Term Loans and amounts owing under or in connection with Term Loans shall be paid in full by the Borrower on the Term Loan Maturity Date. The aggregate unpaid principal balance of all Term Loans hereunder shall be repaid in fifteen (15) consecutive equal installments, payable on each Payment Date (other than the Revolving Facility Termination Date) commencing on June 30, 2003, and continuing thereafter until the Term Loan Maturity Date, in an amount equal to $1,875,000.

         2.2.2. Termination Date. Notwithstanding the termination of the Commitments under this Agreement on the Revolving Facility Termination Date, until all of the Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied and all financing arrangements among the Borrower and the Lenders hereunder and under the other Loan Documents shall have been terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive.

         2.3. Ratable Loans. Each Advance (other than the Term Loans outstanding on the Effective Date) hereunder shall consist of Revolving Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

         2.4. Types of Advances. The Advances may be Loans consisting of Floating Rate Loans or LIBOR Loans, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.

         2.5.     Commitment Fee; Reductions in Aggregate Commitment.

         2.5.1. Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender with a Commitment a commitment fee (the "COMMITMENT Fee") at a per annum rate equal to the Applicable Commitment Fee Rate on the daily unused portion of such Lender's Commitment from and including the Effective Date to and including the Revolving Facility Termination Date, payable quarterly in arrears on each Payment Date (other than the Term Loan Maturity Date) hereafter and until all Obligations hereunder (other than amounts owing under or in connection with Term Loans) have been paid in full; provided, that such Lender's Pro Rata Share of the LC Obligations shall be deemed to constitute usage of such Lender's Commitment for purposes of calculating the Commitment Fee due hereunder.

         2.5.2. Reductions in Aggregate Commitment. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in a minimum amount of $500,000 (and in multiples of $500,000 if in excess thereof), upon at least three (3) Business Days' prior written notice to the Administrative Agent of such reduction, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment may not be reduced below the Aggregate Outstanding Credit Exposure (other than amounts owing under or in connection with Term Loans). All accrued Commitment Fees shall be payable on the effective date of any termination of all or any part of the obligations of the Lenders to make Revolving Loans hereunder.

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         2.6.     Minimum Amount of Each Advance. Each LIBOR Advance shall be in the minimum amount of $500,000 (and in multiples of $500,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $500,000 (and in multiples of $500,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the Available Aggregate Commitment. The Borrower shall not request a LIBOR Advance if, after giving effect to the requested LIBOR Advance, more than three (3) Interest Periods would be in effect (unless such limit has been waived by the Administrative
Agent in its sole discretion).

         2.7.     Optional Principal Payments: Mandatory Principal Prepayments.

         2.7.1. Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $500,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Floating Rate Advances, upon not less than two Business Days' prior notice to the Administrative Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding LIBOR Advances, or, in a minimum aggregate amount of $500,000 or any integral multiple of $500,000 in excess thereof, any portion of the outstanding LIBOR Advances upon three Business Days' prior notice to the Administrative Agent. Principal payments made with respect to the Term Loans pursuant to this Section 2.7.1 shall be applied to the principal installments payable under Section 2.2 in the inverse order of maturity.

         2.7.2. Mandatory Principal Prepayments. If at any time the Borrower shall, or it shall permit any Subsidiary to, consummate any Asset Sale (other than Asset Sales permitted under Section 6.13 (a)), the Borrower shall immediately make a mandatory prepayment of the Obligations (to be applied first to outstanding principal amount of Term Loans and, thereafter, to outstanding Revolving Loans with Term Loan payments to be made in inverse order of maturity) in an amount equal to the Net Cash Proceeds, provided, however, that the Borrower shall be permitted to retain (i) the first $1,000,000 of Net Cash Proceeds it receives in the aggregate for all such Asset Sales and (ii) $1,000,000 of Net Cash Proceeds it receives from all Permitted Sale and Leaseback Transactions.

         2.8. Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each LIBOR Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Administrative Agent irrevocable notice (a "BORROWING NOTICE") not later than 12:00 noon (Chicago time) at least one (1) Business Day before the Borrowing Date of each Floating Rate Advance and three (3) Business Days before the Borrowing Date for each LIBOR Advance. A Borrowing Notice shall specify:

                  (a) the Borrowing Date, which shall be a Business Day, of such Advance,

                  (b)      the aggregate amount of such Advance,

                  (c)      the Type of Advance selected, and

                  (d) in the case of each LIBOR Advance, the Interest Period applicable thereto.

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         2.9.     Conversion and Continuation of Outstanding Advances. Floating
Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into LIBOR Advances pursuant to this
Section 2.9 or are repaid in accordance with Section 2.7. Each LIBOR Advance shall continue as a LIBOR Advance until the end of the then applicable Interest Period therefor, at which time such LIBOR Advance shall be automatically converted into a Floating Rate Advance unless (x) such LIBOR Advance is or was repaid in accordance with Section 2.7, (y) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such LIBOR Advance continue as a LIBOR Advance for the same or another Interest Period or (z) upon the occurrence and during the continuance of any Default, each LIBOR Advance, may, at the Required Lender's direction, on the last day of the then existing Interest Period therefor, convert into a Floating Rate Advance and the obligations of the Lenders to make, or to convert Floating Rate Advances into LIBOR Advances shall be suspended. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a LIBOR Advance. Notwithstanding anything to the contrary contained in this Section 2.9, no Advance may be converted or continued as a LIBOR Advance (except with the consent of the Required Lenders) when any Default or Unmatured Default has occurred and in continuing. The Borrower shall give the Administrative Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a LIBOR Advance or continuation of a LIBOR Advance not later than 10:00 a.m. (Chicago time) at least three (3) Business Days prior to the date of the requested conversion or continuation, specifying:

                  (a) the requested date, which shall be a Business Day, of such conversion or continuation,

                  (b) the aggregate amount and Type of the Advance which is to be converted or continued, and

                  (c) the amount of such Advance which is to be converted into or continued as a LIBOR Advance and the duration of the Interest Period applicable thereto.

         2.10. Interest Rates. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a LIBOR Advance into a Floating Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a LIBOR Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each LIBOR Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the LIBOR Rate for such Interest Period. No Interest Period may end after the Revolving Facility Termination Date with respect to Revolving Loans, or the Term Loan Maturity Date with respect to Term Loans.

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         2.11.    Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a LIBOR Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each LIBOR Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, (ii) each Floating Rate Advance and all fees and other Obligations hereunder shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum, and (iii) the LC Fee shall be increased by 2% per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable to all Credit Extensions and on any accrued but unpaid fees and other Obligations without any election or action on the part of the Administrative Agent or any Lender.

         2.12. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to Article XIII, or at any other Lending Office of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by 12:00 noon (Chicago time) on the date when due and shall (except in the case of Reimbursement Obligations for which the LC Issuers have not been fully indemnified by the Lenders, or as otherwise specifically required hereunder) be applied ratably by the Administrative Agent among the Lenders entitled thereto. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at such Lender's address specified pursuant to Article XIII or at any Lending Office specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with LaSalle Bank or any of its Affiliates for each payment of principal, interest and fees as it becomes due hereunder. Each reference to the Administrative Agent in this Section 2.12 shall also be deemed to refer, and shall apply equally, to the LC Issuers, in the case of payments required to be made to by the Borrower to the LC Issuers pursuant to Section 2.19.6.

         2.13.    Noteless Agreement; Evidence of Indebtedness.

         (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (ii) The Administrative Agent shall also maintain accounts in which it will record (a) the date and the amount of each Loan made hereunder, the Type thereof and the Interest Period, if any, applicable thereto, (b) the amount of any principal or interest due and payable or to

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become due and payable from the Borrower to each Lender hereunder, (c) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, (d) the effective date and amount of each Assignment Agreement delivered to and accepted by it and the parties thereto pursuant to
Section 12.3, (e) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof, and (f) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.

         (iii) The entries maintained in the accounts maintained pursuant to clauses (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

         (iv) Any Lender may request that the Loans made or to be made by it be evidenced by a promissory note in substantially the form of Exhibit D (each, a "Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender such Note or Notes payable to the order of such Lender. Thereafter, the Loans evidenced by each such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in clauses (i) and (ii) above.

         2.14. Telephonic Notices. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, signed by an Authorized Officer, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

         2.15. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable in arrears on each Payment Date, commencing with the first such date to occur after the Effective Date, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a LIBOR Advance on a day other than a Payment Date shall be payable on the next succeeding Payment Date. Interest accrued on each LIBOR Advance shall be payable on the last day of its applicable Interest Period, on any date on which the LIBOR Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each LIBOR Advance having an Interest Period longer than three (3) months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on all Advances and fees (including LC

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Fees) shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 2:00 p.m. (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance, any fees or any other amounts payable to the Administrative Agent or any Lender hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest, fees and commissions in connection with such payment.

         2.16. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions; Availability of Credit Extensions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from any LC Issuer, the Administrative Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each LIBOR Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate. Not later than 12:00 noon (Chicago time) on each Borrowing Date, each Lender shall make available its Credit Extensions in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to
Article XIII. Unless the Administrative Agent determines that any applicable condition specified in Article IV has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address.

         2.17. Lending Offices. Each Lender may book its Loans and its participation in any LC Obligations and any LC Issuer may book the Facility LC's at any Lending Office selected by such Lender or such LC Issuer, as the case may be, and may change its Lending Office from time to time. All terms of this Agreement shall apply to any such Lending Office and the Loans, Facility LC's and any Notes issued hereunder shall be deemed held by each Lender or each LC Issuer, as the case may be, for the benefit of any such Lending Office. Each Lender and each LC Issuer may, by written notice to the Administrative Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Offices through which Loans will be made by it or Facility LC's will be issued by it and for whose account Loan payments or payments with respect to Facility LC's are to be made.

         2.18. Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the time on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the

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

Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three (3) days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan, including the interest rate applicable pursuant to Section 2.11.

         2.19.    Facility LC's.

         2.19.1. Issuance. The LC Issuers hereby agree, on the terms and conditions set forth in this Agreement, to issue standby letters of credit (each, a "FACILITY LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("MODIFY," and each such action a "MODIFICATION"), from time to time from and including the date of this Agreement and prior to the Revolving Facility Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $5,000,000 and (ii) the Aggregate Outstanding Credit Exposure (excluding Term Loans) shall not exceed the Aggregate Commitment. No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Revolving Facility Termination Date and (y) eighteen months after its issuance; provided that any Facility LC with an eighteen-month tenor may provide for the renewal thereof for additional one-year periods (which, subject to the next succeeding proviso, may extend beyond the date referred to in clause (x) above); provided, however, that, subject to the terms of Section 2.19.11, on or before the 10th day prior to the Revolving Facility Termination Date the Borrower may request and the LC Issuers hereby agree to issue Facility LC's with (or to Modify Facility LC's to have) an expiry date on or after the Revolving Facility Termination Date but not later than the twelve-month anniversary of the Revolving Facility Termination Date.

         2.19.2. Participations. Upon the issuance or Modification by any LC Issuer of a Facility LC in accordance with this Section 2.19, such LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from such LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Revolving Loan Pro Rata Share.

         2.19.3. Notice. Subject to Section 2.19.1, the Borrower shall give the applicable LC Issuer notice prior to 10:00 a.m. (Chicago time) at least three Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the applicable LC Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC. The issuance or Modification by the applicable LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the applicable LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the applicable LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and

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

agreements relating to such Facility LC as the applicable LC Issuer shall have reasonably requested (including, with respect to any Facility LC issued by LaSalle Bank, in its capacity as LC Issuer, the LBNA Master Letter of Credit Agreement) (each, a "FACILITY LC APPLICATION"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

         2.19.4. LC Fees. The Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in accordance with their respective Revolving Loan Pro Rata Shares, with respect to each standby Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurodollar Loans in effect from time to time on the average daily undrawn stated amount under such standby Facility LC, such fee to be payable in arrears on each Payment Date (the "LC FEE"). The Borrower shall also pay to each LC Issuer for its own account (x) at the time of issuance of each Facility LC, a fronting fee in an amount to be agreed upon between such LC Issuer and the Borrower, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LC's in accordance with such LC Issuer's standard schedule for such charges as in effect from time to time.

         2.19.5. Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, each LC Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by such LC Issuer as a result of such demand and the proposed payment date (the "LC PAYMENT DATE"). The responsibility of such LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LC's as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by such LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse such LC Issuer on demand for (i) such Lender's Revolving Loan Pro Rata Share of the amount of each payment made by such LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.19.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of such LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Chicago time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

         2.19.6. Reimbursement by Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse each LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by such LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of such LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such

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Facility LC or (ii) such LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by such LC
Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment
Date. The LC Issuer will pay to each Lender ratably in accordance with its Revolving Loan Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by such LC Issuer, but only to the extent such Lender has made payment to such LC Issuer in respect of such Facility LC pursuant to Section 2.19.5. Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.8 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

         2.19.7.  Obligations Absolute. The Borrower's obligations under this
Section 2.19 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuers and the Lenders that the LC Issuers and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by the LC Issuers or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuers or any Lender under any liability to the Borrower. Nothing in this Section 2.19.7 is intended to limit the right of the Borrower to make a claim against the LC Issuers for damages as contemplated by the proviso to the first sentence of Section 2.19.6.

         2.19.8. Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuers. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

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Notwithstanding any other provision of this Section 2.19, the LC Issuers shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

         2.19.9. Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Lender, the LC Issuers and the Administrative Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuers or the Administrative Agent may incur (or which may be claimed against such Lender, the LC Issuers or the Administrative Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuers may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuers hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Lender) or (ii) by reason of or on account of any LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to such LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, such LC Issuer or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of such LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) such LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.19.9 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

         2.19.10. Lenders' Indemnification. Each Lender shall, ratably in accordance with its Revolving Loan Pro Rata Share, indemnify each LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or any LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.19 or any action taken or omitted by such indemnitees hereunder.

         2.19.11. Facility LC Collateral Account. The Borrower agrees that it will, upon the request of the Administrative Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to any LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Administrative Agent (the "FACILITY LC COLLATERAL ACCOUNT") at the Administrative Agent's office at the address specified pursuant to Article XIII, in the name of

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

such Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in Section 8.1. The Borrower hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuers, a security interest in all of the Borrower's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Administrative Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of LaSalle Bank having a maturity not exceeding 30 days. Nothing in this Section 2.19.11 shall either obligate the Administrative Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Administrative Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.

         2.19.12. Rights as a Lender. In its capacity as a Lender, each LC Issuer shall have the same rights and obligations as any other Lender.

         2.20. Replacement of Lender. The Borrower shall have the right, in its sole discretion, at any time and from time to time to terminate or replace the Commitment of any Lender (an "AFFECTED LENDER"), in whole, upon at least thirty (30) days' prior notice to the Administrative Agent and such Lender, (a) if such Lender has failed or refused to make available the full amount of any Credit Extension as required by its Commitment hereunder, (b) if such Lender has been merged or consolidated with, or transferred all or substantially all of its assets to, or otherwise been acquired by any other Person, or (c) if such Lender has demanded that the Borrower make any additional payment to any Lender pursuant to Section 3.1, 3.2 or 3.5, or if such Lender's obligation to make or continue, or convert Floating Rate Advances into, LIBOR Advances has been suspended pursuant to Section 3.3, provided, however that no such Commitment reduction shall reduce the Aggregate Commitment by more than fifteen percent (15%) thereof; provided further, that no Default or Unmatured Default shall have occurred and be continuing at the time of such termination or replacement, and that, concurrently with such termination or replacement, (i) if the Affected Lender is being replaced, another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an Assignment Agreement substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in immediately available funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, to the extent applicable, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the LIBOR Advance of such Affected Lender been prepaid on such date rather than sold to the replacement Lender and (iii) if the Affected Lender is being terminated, the Borrower shall pay to such Affected Lender all of the Obligations due to such Affected Lender (including amounts described in the immediately preceding clauses (i) and (ii) plus the outstanding principal balance of such Lender's Credit Extensions).

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                                   ARTICLE III

                            YIELD PROTECTION; TAXES

         3.1. Yield Protection. If, on or after the Closing Date, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in any such law, rule, regulation, policy, guideline or directive or in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Office or any LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

         (i) subjects any Lender or any applicable Lending Office or any LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or any LC Issuer in respect of its LIBOR Loans, Facility LC's or participations therein, or

         (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Office or any LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to LIBOR Advances), or

         (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Office or any LC Issuer of making, funding or maintaining its Commitment or LIBOR Loans, or of issuing or participating in Facility LC's, or reduces any amount receivable by any Lender or any applicable Lending Office or any LC Issuer in connection with its Commitment or LEBOR Loans, Facility LC's or participations therein, or requires any Lender or any applicable Lending Office or any LC Issuer to make any payment calculated by reference to the amount of Commitment or LIBOR Loans, Facility LC's or participations therein held or interest received by it, by an amount deemed material by such Lender or any LC Issuer, as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Office or such LC Issuer of making or maintaining its LIBOR Loans or Commitment or issuing or participating in Facility LC's or to reduce the return received by such Lender or applicable Lending Office or such LC Issuer, as the case may be, in connection with such LIBOR Loans or Commitment, then, within fifteen (15) days of demand by such Lender or such LC Issuer, the Borrower shall pay such Lender or such LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or LC Issuer, as the case may be, for such increased cost or reduction in amount received, provided however, such Lender or LC Issuer shall only be entitled to receive compensation from the Borrower for such increased costs for a period of 90 days prior to the date such Lender or LC Issuer made a demand for payment of such increased costs plus such increased costs that accrue after the date of such demand by such Lender or LC Issuer, except that with respect to any retroactive change in any law, rule, regulation, policy,

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guideline or directive giving rise to increased costs to any such Lender or LC
Issuer, the Borrower shall pay such Lender or LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or LC Issuer for such increased cost or reduction in amount received for the period from and including the effective date of such retroactive change.

         3.2. Changes in Capital Adequacy Regulations. If a Lender or an LC Issuer determines the amount of capital required or expected to be maintained by such Lender or such LC Issuer, any Lending Office of such Lender or such LC Issuer or any corporation controlling such Lender or such LC Issuer is increased as a result of a Change, then, within fifteen (15) days of demand by such Lender or such LC Issuer, the Borrower shall pay such Lender or such LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or such LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LC's, as the case may be, hereunder (after taking into account such Lender's or such LC Issuer's policies as to capital adequacy) provided however, such Lender or LC Issuer shall only be entitled to receive compensation from the Borrower for such shortfall for a period of 90 days prior to the date such Lender or LC Issuer made a demand for payment of such shortfall plus such additional shortfalls that accrue after the date of such demand by such Lender or LC Issuer, provided that if such Change has a retroactive effect, then the Lender or the LC Issuer shall be entitled to receive compensation from the Borrower for such shortfall for the period from and including the effective date of such retroactive Change. "CHANGE" means (i) any change after the Closing Date in the Risk-Based Capital Guidelines or (ii) any adoption of, change in, or change in the interpretation or administration of any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the Closing Date which affects the amount of capital required or expected to be maintained by any Lender or any LC Issuer or any Lending Office or any corporation controlling any Lender or any LC Issuer. "RISK-BASED CAPITAL GUIDELINES" means (i) the risk-based capital guidelines in effect in the United States on the Closing Date, including transition rules, and
(ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the Closing Date.

         3.3. Availability of Types of Advances. If (x) any Lender determines that maintenance of its LIBOR Loans at a suitable Lending Office would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or if (y) the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund LIBOR Advances are not available or (ii) the interest rate applicable to LIBOR Advances does not accurately reflect the cost of making or maintaining LIBOR Advances, then the Administrative Agent shall suspend the availability of LIBOR Advances and require any affected LIBOR Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

         3.4. Funding Indemnification. If any payment of a LIBOR Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a LIBOR Advance is not made on the date specified by the

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Borrower for any reason other than default by the Lenders, or a LIBOR Advance is not prepaid on the date specified by the Borrower for any reason, the Borrower will indemnify each Lender for any actual and verifiable loss or cost incurred by it resulting therefrom, including, without limitation, any actual and verifiable loss or cost in liquidating or employing deposits acquired to fund or maintain such LIBOR Advance.

         3.5.      Taxes.

         (i) All payments by the Borrower to or for the account of any Lender, any LC Issuer or Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, any LC Issuer or Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, such LC Issuer or Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within thirty (30) days after such payment is made.

         (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application other than any of the foregoing which constitute Excluded Taxes ("OTHER TAXES").

         (iii) The Borrower hereby agrees to indemnify the Administrative Agent, each LC Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Administrative Agent, such LC Issuer or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within thirty (30) days of the date the Administrative Agent, such LC Issuer or such Lender makes demand therefor pursuant to Section 3.6.

         (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "NON-U.S. LENDER") agrees that it will, not more than ten (10) Business Days after the date on which it becomes a party to this Agreement, (i) deliver to each of the Borrower and the Administrative Agent two (2) duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Administrative Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event

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requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

         (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

         (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys' fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

         3.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender and each LC Issuer shall designate an alternate Lending Office with respect to its Credit Extensions to reduce any liability of the Borrower to such Lender or LC Issuer under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of LIBOR Advances under Section 3.3, so

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long as such designation is not, in the judgment of such Lender or LC Issuer, materially disadvantageous to such Lender or LC Issuer. Each Lender and each LC Issuer shall deliver a written statement of such Lender or LC Issuer to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined the actual amount of its loss or additional cost, and such calculation shall be final, conclusive and binding on the Borrower in the absence of manifest error. Unless otherwise provided herein, the amount specified in the written statement of any Lender or LC Issuer shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2,
3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         4.1. Effectiveness of this Agreement. The Lenders' Commitments shall not be effective hereunder and the terms loans extended under the Existing Credit Agreement described in Article XVI hereof shall not constitute Term Loans hereunder unless (a) the representations and warranties contained in Article V are true and correct as of such date and (b) the following conditions precedent have been satisfied:

(x) the Borrower or the applicable Guarantor has furnished to the Administrative Agent with sufficient copies for the Lenders:

         (i) Copies of a certificate of good standing of the Borrower and each of the initial Guarantors, certified by the appropriate governmental officer in its jurisdiction of incorporation.

         (ii) Copies, certified by the Secretary or Assistant Secretary of the Borrower and each of the initial Guarantors, of their respective Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which it is a party.

         (iii) Incumbency certificates, executed by the Secretary or Assistant Secretary of the Borrower and each of the initial Guarantors, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers or employees of the Borrower and each of the initial Guarantors, respectively, authorized to sign the Loan Documents to which it is a party and, with respect to the Borrower, to request Credit Extensions hereunder, upon which certificates the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower or the applicable Guarantor.

         (iv) A certificate signed by the chief financial officer or treasurer of the Borrower, stating that on the Effective Date
                  (a) no Default or Unmatured Default has occurred and is continuing, (b) all of the representations and warranties in
                  Article V shall be true and correct as of such date, and (c) no material adverse change in

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                  the business, financial condition, operations or prospects of the Borrower has occurred since December 31, 2000.

         (v) A written opinion of the Borrower's counsel, in form and substance satisfactory to the Administrative Agent and addressed to the Lenders, in substantially the form of Exhibit A.

         (vi) Any Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender.

         (vii) Duly executed originals of (a) this Agreement from each of the Borrower, the Administrative Agent and the Lender and (b) a Reaffirmation in the form of Attachment A hereto.

         (viii) If the initial Credit Extension will be the issuance of a Facility LC, a properly completed Facility LC Application.

         (ix) Such other documents as any Lender or its counsel may have reasonably requested.

; and (y) the Borrower shall pay to the Administrative Agent, for the account of each Lender, an up-front fee equal to 0.25% multiplied by each Lender's Commitment as in effect as of the Effective Date.

         4.2. Each Credit Extension. The Lenders shall not be required to make any Credit Extension unless on the applicable Borrowing Date:

         (i)      There exists no Default or Unmatured Default.

         (ii) The representations and warranties contained in Article V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

         (iii) All legal matters incident to the making of such Credit Extension shall be satisfactory to the Lenders and their counsel.

         Each Borrowing Notice with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Section 4.2(i) and (ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making an Credit Extension.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants as follows to each Lender and the Administrative Agent as of the Effective Date, on the date of the initial Revolving Loans hereunder (if different from the Effective Date) and thereafter on each date as required by Section 4.2:

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         5.1.     Existence and Standing. The Borrower and each of its
Subsidiaries is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and is properly qualified and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent that the failure to have such authority could not reasonably be expected to have a Material Adverse Effect.

         5.2. Authorization and Validity. The Borrower has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the consummation of the transactions contemplated thereby and the performance of its obligations thereunder have been duly authorized by the Board of Directors or similar corporate proceedings and no other corporate proceedings are necessary to consummate such transactions, and the Loan Documents to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         5.3. No Conflict; Government Consent; Neither the execution, delivery and performance by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating agreement or other management agreement, as the case may be, or (iii) the provisions of any material Contractual Obligations, to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with, or constitute a default under, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of, any material Contractual Obligation. The execution, delivery and performance of the Loan Documents and the consummation of the transactions contemplated thereby do not and will not require any approval of shareholders or any approval or consent of any Person under Contractual Obligations. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

         5.4. Financial Statements. The December 31, 2000 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Administrative Agent and the Lenders, copies of which are included in the Borrower's 2000 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission, were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present, the consolidated financial condition and operations

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

of the Borrower and its Subsidiaries at such date and the consolidated results of their operations and cash flows for the fiscal year then ended.

         5.5. Material Adverse Change; No Default. Since December 31, 2000 there has been no Material Adverse Change. Neither the Borrower nor any Subsidiary is a party to, or is otherwise subject to, any Contractual Obligation or other restriction contained in there respective charters, bylaws or similar governing documents, which has had a Material Adverse Effect. There exists no Default or Unmatured Default.

         5.6. Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles. The United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1997. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

         5.7. Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending, at law or in equity, or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions or otherwise question the validity of any Loan Document. Neither the Borrower nor any of its Subsidiaries is subject to or in default with respect to any final judgement, writ, order, injunction, decree, rule or regulation of any court or Governmental Authority which has had or is reasonably likely to have a Material Adverse Effect. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries have any contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

         5.8. Subsidiaries. Schedule 4 (as supplemented from time to time by the Borrower promptly after the formation or acquisition of any new Subsidiary, except as permitted under this Agreement) contains a complete and accurate list of all Subsidiaries of the Borrower as of the Effective Date, setting forth their correct legal name and respective jurisdictions of organization and the number of issued and authorized shares of each class of capital stock of each such Subsidiary and the identity of the holders of all shares of each class of capital stock of each Subsidiary and the percentage ownership interests owned by each such holder. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable. No Person other than the Borrower or a Subsidiary holds or otherwise possesses any warrant, right or option to purchase or otherwise acquire stock or other securities convertible into capital stock of any Subsidiary. None of the direct or indirect Subsidiaries of the Borrower (other than any Subsidiary that shall have become a guarantor of the Obligations in accordance with Section 6.20), individually or taken as a whole, constitute a Material Subsidiary.

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         5.9.     Accuracy of Information. None of the schedules, certificates and other written statements and materials and information furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or the Lenders (in each case, unless corrected in writing in this Agreement or in a written statement delivered to the Administrative Agent and the Lenders prior to the date of the execution hereof by the Borrower) contain any material misstatement of fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made and taken as a whole, not misleading. There is no fact relating to the Borrower or any of its Subsidiaries which the Borrower has not disclosed to the Administrative Agent and the Lenders in writing which has had or is reasonably likely to have a Material Adverse Effect.

         5.10. Regulation U. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate of buying or carrying margin stock (within the meaning of Regulation U or Regulation X); and after applying the proceeds of each Credit Extension, margin stock (as defined in Regulation U) constitutes less than twenty-five (25%) of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale or pledge, or any other restriction hereunder.

         5.11. Material Agreements. Neither the Borrower nor any Subsidiary is in default and no conditions exist which, with the giving of notice or lapse of time, or both, would constitute a default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

         5.12. Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property.

         5.13. Ownership of Properties. On the Effective Date, the Borrower and its Subsidiaries have good and marketable title, free of all Liens other than those permitted by Section 6.16, to all of the Property and assets reflected in the Borrower's most recent consolidated financial statements provided to the Administrative Agent and the Lenders as owned by the Borrower and its Subsidiaries, other than Property and assets sold or otherwise disposed of in the ordinary course of business.

         5.14. ERISA; Foreign Pension Matters. The sum of (a) the Unfunded Liabilities of all Plans and (b) the present value of the aggregate unfunded liabilities to provide the accrued benefits under all Foreign Pension Plans do not in the aggregate exceed an amount equal to the sum of (i) ten percent (10%) of the value (as of any date of determination) of all Plan assets allocable to Plan benefits guaranteed by ERISA and (ii) ten percent (10%) of the fair market value of the assets held in trust or other funding vehicles for accrued benefits under all Foreign Pension Plans. Each Plan and each Foreign Pension Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has

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withdrawn from any Multiemployer Plan or initiated steps to do so, and no steps have been taken to terminate any Plan.

         5.15. Plan Assets; Prohibited Transactions. The Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and, to the knowledge of the Borrower, neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

         5.16. Environmental Matters. In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower and its Subsidiaries due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

         5.17. Investment Company Act: Other Regulation. Neither the Borrower nor any Subsidiary is (i) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended or (ii) subject to regulation under any other federal or state regulatory scheme such that its ability to incur Indebtedness is limited or its ability to consummate the transactions contemplated hereby is impaired.

         5.18. Indebtedness. Set forth on Schedule 2 hereto is a complete and accurate list of all Indebtedness existing as of the Effective Date, showing as of the Effective Date the principal amount outstanding thereunder.

         5.19. Insurance. The Property of the Borrower and its Subsidiaries is insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar business and owning similar properties.

         5.20. Solvency. After giving effect to the Credit Extensions to be made on the Closing Date, or such other Credit Extensions requested hereunder are made, the Borrower and its Subsidiaries taken as a whole are Solvent.

         5.21. Permits; Intellectual Property. The Borrower and each of its Subsidiaries own, are licensed or otherwise have the lawful right to use, or have all permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of their businesses as currently conducted which are material to their condition (financial or otherwise), operations, performance and prospects, taken

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

as a whole. The use of such permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes by the Borrower and each of its Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of the Borrower or any of its Subsidiaries which has or is reasonably likely to have a Material Adverse Effect.

         5.22. Labor Matters. There are no collective bargaining agreements or other labor agreements covering any of the employees of the Borrower or any of its Subsidiaries. No attempt to organize the employees of the Borrower, and no labor disputes, strikes or walkouts affecting the operations of the Borrower or any of its Subsidiaries, is pending, or, to the Borrower's knowledge, threatened, planned or contemplated.

                                   ARTICLE VI

                                    COVENANTS

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1. Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Administrative Agent and the Lenders:

         (a) Annual Financials. As soon as available and in any event within 90 days after the close of each Fiscal Year of the Borrower, copies of
(i) Consolidated balance sheets of the Borrower and its Subsidiaries as of the close of such Fiscal Year, and (ii) Consolidated statements of operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case setting forth the comparative form the Consolidated figures for the preceding Fiscal Year. Such Consolidated financial statements shall be accompanied by an audit report, and unqualified opinion, thereon of KPMG Peat Marwick LLP or other firm of independent auditors of recognized national standing selected by the Borrower to the effect that such consolidated financial statements present fairly, in all material respects, the Consolidated financial position of the Borrower and its Subsidiaries as of the end of the Fiscal Year being reported on and the Consolidated results of the operations, shareholders' equity and cash flows for said year in conformity with Agreement Accounting Principles and that the examination of such auditors in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said auditors deemed necessary in the circumstances.

         (b) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, copies of (i) unaudited condensed Consolidated balance sheets of the Borrower and its Subsidiaries as of the close of such Fiscal Quarter, setting forth in comparative form the consolidated figures as of the close of the Fiscal Year then most recently ended, and (ii) unaudited condensed Consolidated statements of operations, shareholders' equity and cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the portion of the Fiscal Year ending with such Fiscal Quarter, in each

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case setting forth in comparative form the unaudited condensed Consolidated figures for the corresponding periods of the preceding Fiscal Year, in each case certified by an authorized financial officer of the Borrower as presenting fairly the financial position of the Borrower and its Subsidiaries as of such date and the results of their operations and changes in their cash flows for such period.

         (c) Compliance Certificate. Together with the financial statements required under Sections 6.1(a) and (b), a compliance certificate in substantially the form of Exhibit B signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement as of the applicable date of determination for such covenant, as the case may be, and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof and whether any Subsidiary has been formed or acquired during the Fiscal Quarter ending as of the date of such financial statements.

         (d) Budgets; Business Plans; Financial Projections. As soon as practicable and in any event not later than thirty (30) days after the beginning of each fiscal year commencing with the fiscal year beginning January 1, 2003, a copy of the plan and forecast (including a projected balance sheet, income statement and a statement of cash flow) of the Borrower and its Subsidiaries for the upcoming three (3) fiscal years prepared in such detail as shall be reasonably satisfactory to the Administrative Agent.

         (e) Plan Statements. Within 270 days after the close of each plan year, a statement of the Unfunded Liabilities of each Plan, certified as correct by an actuary enrolled under ERISA.

         (f) Reportable Events. As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan or any material unfunded liability has arisen with respect to a Foreign Pension Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event or material unfunded liability and the action which the Borrower proposes to take with respect thereto.

         (g) Environmental Notices. As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries.

         (h) SEC and Other Reports. Promptly upon their becoming available, one copy of each (i) financial statements, report, notice or proxy statement sent by the Borrower to its stockholders generally, and each press release made available generally by the Borrower to the public concerning material developments in the business of the Borrower, and each notification on Schedule 13-D received by the Borrower pursuant to the Securities Exchange Act and the rules promulgated thereunder evidencing an increase in ownership of the Borrower's capital stock of 5% or more, and (ii) regular or periodic report and any registration statement or prospectus filed by the Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency.

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         (i)      Management Letters. Promptly upon receipt thereof, one copy of each management letter to the Audit Committee of its Board of Directors from its independent auditors.

         (j)      [Reserved.]

         (k) Creditor Reports. Promptly after the furnishing thereof, copies of any notice or any other material statement or report furnished to any holder of the securities of the Borrower or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement relating to Indebtedness in excess of $1,000,000 and not otherwise required to be furnished to the Administrative Agent and the Lenders pursuant to any other clause of this
Section 6.1.

         (l) Other Information. Such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

         6.2. Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions for working capital requirements, general corporate purposes and, with respect to the Credit Extensions under the Existing Credit Agreement, refinancing the Senior Notes. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Credit Extensions to purchase or carry any "margin stock" (as defined in Regulation U) or to make any other acquisition, except Permitted Acquisitions.

         6.3. Notice of Default. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect and specifying what action the Borrower has taken, is taking or proposes to take with respect thereto.

         6.4.     Conduct of Business; Charter Amendments; Accounting Changes.

         6.4.1. Conduct of Business. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted (which business is the acquisition, repair, dismantling or disposition of motor vehicles (or parts thereof), whether on behalf of itself or others, or the provision of services or information to others with respect to the acquisition, repair, dismantling or disposition of motor vehicles (or parts thereof)) and do all things necessary to remain duly incorporated or organized, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted and preserve and keep in full force and effect all licenses, permits, rights and franchise materials to conduct its business as currently conducted, the failure of which to obtain or maintain, would have a Material Adverse Effect.

         6.4.2. Charter Amendments. The Borrower will not adopt and will not permit any Subsidiary to adopt, any amendment to the certificate of incorporation or bylaws of the Borrower or any of its Subsidiaries, other than any amendment which could not impair the rights or interests of the Administrative Agent and the Lenders.

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

         6.4.3. Accounting Changes. The Borrower will not make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by Agreement Accounting Principles subject to Section 9.8 hereof.

         6.5. Taxes; Claims, Judgments, Etc. The Borrower will, and will cause each of its Subsidiaries to file on timely basis complete and correct United States federal and applicable foreign, state and local tax returns required by law. The Borrower will promptly pay and discharge, and will cause each of its Subsidiaries promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Borrower or such Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Borrower or such Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all judgments and claims which if unpaid might become a Lien upon any property of the Borrower or such Subsidiary; provided that neither the Borrower nor any such Subsidiary shall be required to pay any such tax, assessment, charge, levy or account payable, judgment or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings promptly instituted and diligently conducted which will prevent the forfeiture or sale of any property of the Borrower or such Subsidiary or any material interference with the use thereof by the Borrower or such Subsidiary in either case, for the duration of such action or proceeding, and (ii) the Borrower or such Subsidiary shall set aside on its books reserves in conformity with Agreement Accounting Principles deemed by it to be adequate with respect thereto.

         6.6. Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Administrative Agent and the Lenders upon request full information as to the insurance carried. Upon the request of the Administrative Agent, the Borrower shall deliver to the Administrative Agent and the Lenders, at reasonable intervals (but no more frequently than once in any twelve-month period with respect to any particular coverage), a certificate signed by a Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and each Subsidiary in accordance with this Section
6.6 and attaching thereto a certificate of insurance with respect to all such insurance.

         6.7. Compliance with Laws. Promptly comply and cause each of its Subsidiaries to comply, with all laws, ordinances or governmental rules and regulations, orders, writs, judgments, injunctions, decrees and awards to which it is subject including, without limitation, ERISA and all Environmental Laws in all applicable jurisdictions, the violation of which could reasonably be expected to materially adversely affect the properties, business or condition (financial or otherwise), operations or prospects of the Borrower or any Subsidiary, or could reasonably be expected to result in the creation of any Lien on any property of the Borrower or any Subsidiary; provided that neither the Borrower nor any such Subsidiary shall be required to comply with any such law, ordinance, rule or regulation, the applicability of which is being contested in good faith by appropriate actions or proceedings promptly instituted and diligently conducted which will prevent the forfeiture or sale of any property of the Borrower or such Subsidiary or any material interference with the use thereof by the Borrower or such Subsidiary in either case, for the duration of such action or proceeding.

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

         6.8. Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, keep and cause each of its Subsidiaries to keep proper books of record and account in which full and correct entries will be made of all dealings or transactions of, or in relation to, the business and affairs of the Borrower or such Subsidiary, in accordance with Agreement Accounting Principles consistently applied (except for changes disclosed in the financial statements furnished pursuant to this Agreement and concurred in by the independent auditors referred to in Section 6.1(j) hereof), and permit the Administrative Agent and any Lender, or their respective representatives and agents, to visit and inspect, under the Borrower's guidance, any of the properties of the Borrower or any of its Subsidiaries, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers, employees, and, if there shall have occurred and be continuing a Default, independent auditors (and by this provision the Borrower authorizes said auditors to discuss the finances and finances and affairs of the Borrower and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested; provided that no such inspection or examination shall unreasonably interfere with the business of the Borrower. Following the occurrence and continuance of any Default, the Borrower shall bear the expense of any such inspection or examination.

         6.9. Further Assurances. At any time and from time to time, the Borrower agrees that the Borrower will cooperate with the Administrative Agent and the Lenders and will execute and deliver, or cause to be executed and delivered, all such further instruments and documents, and will take all such further actions, as the Administrative Agent or any Lender may reasonably request in order to carry out the provisions and purposes of this Agreement or any other Loan Document.

         6.10. Restricted Payments. The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding (each a "RESTRICTED PAYMENT"), except that (i) any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary, (ii) the Borrower may declare or pay dividends or make distributions or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding in an amount in the aggregate, not to exceed (exclusive of amounts paid pursuant to clause (iii) below) twenty-five percent (25%) of Consolidated Net Income (if positive) earned in each fiscal quarter beginning with the fiscal quarter ending June 30, 2002 through the last day of the fiscal quarter immediately preceding the date such Restricted Payment is made, and (iii) the Borrower may redeem, repurchase or otherwise acquire or retire any of its capital stock during the period commencing on January 1, 2003 through and including December 31, 2003 in an amount in the aggregate not to exceed $20,000,000 (all such permitted amounts actually paid under this clause
(iii) being the "PERMITTED SHARE REPURCHASE AMOUNT"); provided however that before and after giving effect to such Restricted Payments described in clauses
(ii) and (iii) above, the Borrower and its Subsidiaries shall be in compliance with the financial covenants contained in Section 6.19 and no Default or Unmatured Default shall have occurred and be continuing or would result from such Restricted Payment, provided, further, however, that for the purposes of determining compliance with clause (ii) of this Section 6.10, the Consolidated Fixed Charge Coverage Ratio shall not be less than 1.45 to 1.0 at any time (calculated as of the last day of the

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                                       45
fiscal quarter immediately preceding such Restricted Payment as if such Restricted Payment had been made on such prior date).

         6.11. Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

         (a)      The Obligations.

         (b)      Indebtedness existing on the Effective Date and described in
Schedule 2, and any refinancing, refundings, renewals or extensions thereof, provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension.

         (c) Indebtedness evidenced by the Senior Notes in a principal amount outstanding not to exceed $20,000,000 (provided, such Indebtedness shall be repaid in full within two (2) Business Days of the Closing Date).

         (d) Indebtedness arising from intercompany loans from the Borrower to any guarantor of the Obligations or from any guarantor of the Obligations to the Borrower; provided, that in each case such Indebtedness is unsecured and is subordinated upon terms satisfactory to the Administrative Agent to the obligations of the Borrower and its Subsidiaries with respect to the Obligations.

         (e) Indebtedness (including all Permitted Purchase Money Indebtedness) secured by Liens, in a principal amount outstanding not to exceed $1,000,000 in the aggregate at any time.

         (f) Indebtedness not otherwise permitted under this Section 6.11 in a principal amount outstanding not to exceed $2,000,000 in the aggregate at any time.

         (g)      Indebtedness under all Permitted Sale and Leaseback
Transactions.

         (h) Indebtedness with respect to all earn-outs and other similar forms of contingent purchase prices in an amount not to exceed (a) $5,500,000 at any time during the period from January 1, 2003 through and including December 31, 2004, and (b) $2,750,000 at any time thereafter.

         (i) Indebtedness consisting of reimbursement obligations owing to LaSalle Bank National Association in connection with a $455,000 stand-by letter of credit, issued by LaSalle Bank National Association for the benefit of Travelers Indemnity Company.

         6.12. Merger. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except (i) a Subsidiary may merge into the Borrower or a Wholly-Owned Subsidiary and (ii) in connection with a Permitted Acquisition, provided however in any such case, the Borrower or the applicable Wholly-Owned Subsidiary must be the surviving entity and after giving effect thereto no Default or Unmatured Default shall exist.

         6.13. Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell, transfer, assign or otherwise dispose of its Property to any other Person (each an "ASSET SALE"), except:

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                                       46

         (a)      Sales of inventory in the ordinary course of business.

         (b)      Subject to the mandatory prepayment obligations pursuant to
Section 2.7.2 and the proviso below, leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries.

         (c)      Subject to the mandatory prepayment obligation pursuant to
Section 2.7.2 and the proviso below, the Borrower or any Subsidiary may dispose of any redundant or duplicative assets (determined by management) acquired directly or indirectly in a Permitted Acquisition if such disposition is made pursuant to a plan of disposition consented to by the Administrative Agent within twelve (12) months after the consummating of such Permitted Acquisition.

         (d)      Subject to the mandatory prepayment obligation pursuant to
Section 2.7.2, Permitted Sale and Leaseback Transactions.

         Provided, however, with respect to Sections 6.13(b) and (c), the Net Cash Proceeds of Asset Sales with respect to which the Borrower shall have given the Administrative Agent written notice within thirty (30) days after such Asset Sale of (i) its intention to replace the assets or use such Net Cash Proceeds to acquire other like-kind assets within twelve (12) months following such Asset Sale or (ii) its acquisition of other like-kind assets during the nine-month period preceding such Asset Sale (up to an amount equal to the cash purchase price of such like-kind asset) shall not be subject to the provisions of Section
2.7.2 unless and to the extent that such applicable period shall have expired without such replacement having been made.

         6.14. Investments and Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

         (a)      Cash Equivalent Investments.

         (b) Existing Investments in Subsidiaries and other Investments in existence on the Effective Date and described in Schedule 1.

         (c)      Permitted Investments.

         6.15. Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

         (a) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are

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                                       47
being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

         (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

         (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

         (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries.

         (e)      Liens existing on the Effective Date and described in Schedule
3.

         (f) Non-consensual Liens arising in connection with court proceedings if (i) such Liens secure monetary or non-monetary judgments or orders not otherwise constituting an Event of Default under Section 7.9 or (ii) the execution or other enforcement of any such Lien is effectively stayed and the claims secured thereby are being contested in good faith in such manner that the property subject to any such lien is not subject to forfeiture, and further provided that adequate reserves are established and maintained by the Borrower in accordance with Agreement Accounting Principles.

         (g) Liens existing on property at the time of a Permitted Acquisition by the Borrower or its Subsidiaries of such property (or of the entity owning such property) provided that such Lien was not created in anticipation of such acquisition and that any such Lien does not extend to any other property of the Borrower or its Subsidiaries.

         (h)      Liens securing Indebtedness permitted under Section 6.11(e).

         6.16. Consolidated Rentals. The Borrower will not, nor will it permit any Subsidiary, to, create, incur or suffer to exist obligations for Consolidated Rentals in excess of (i) $26,000,000 during the fiscal year ending December 31, 2002, (ii) $26,500,000 during the fiscal year ending December 31, 2003 and (iii) $27,800,000 during the fiscal year ending December 31, 2004 and each fiscal year thereafter.

         6.17. Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

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

         6.18. ERISA. Except to the extent that such act, or failure to act would not result singly, or in the aggregate, after taking into account all other such acts or failures to act, in a liability which might be reasonably expected materially to adversely affect the ability of the Company and the members of the Controlled Group, taken as a whole, to carry on business substantially as now being or heretofore conducted, or to materially adversely affect the financial condition of the company and the members of the Controlled Group taken as a whole, (i) engage, or permit any Controlled Group member to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtain from the DOL, (ii) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code); (iii) fail, or permit any member of its Controlled Group to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency of any Plan; (iv) terminate, or permit any member of its Controlled Group to terminate, any Plan which would result in any liability of the Company or any member of its Controlled Group under Title IV of ERISA; (v) fail to make any contribution or payment to any Multiemployer Plan which the Company or any member of its Controlled Group may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; (vi) fail, or permit any member of its controlled Group to fail, to pay any required installment or any other payment required under
Section 412 of the Code on or before the due date for such installment or other payment, (vii) amend, or permit any member of its controlled Group to amend, a Plan resulting in an increase in current liability for the plan year such that the Company or any member of its Controlled Group is required to provide security to such Plan under Section 401(a)(29) of the Code.

         6.19.    Financial Covenants.

         6.19.1. Fixed Charge Coverage Ratio. The Borrower will not permit the ratio (the "CONSOLIDATED FIXED CHARGE COVERAGE RATIO") of (i) Consolidated EEITDA plus Consolidated Rentals to (ii) Consolidated Interest Expense, plus Restricted Payments (other than the Permitted Share Repurchase Amount and other than Restricted Payments permitted under clause (i) of Section 6.10), plus Consolidated Rentals, plus current maturities of principal Indebtedness, plus expense for taxes paid or accrued, all calculated for the Borrower and its Subsidiaries on a consolidated basis, as of the last day of any fiscal quarter as set forth in the table below. The Consolidated Fixed Charge Coverage Ratio shall be determined as of the last day of each fiscal quarter for the four fiscal quarter period ending on such day, calculated, with respect to Permitted Acquisitions, on a pro forma basis using historical audited and reviewed unaudited financial statements obtained from the seller(s) in such Permitted Acquisition (adjusted for nonrecurring seller expenses and other add-backs to Consolidated EBITDA, in each case, agreed upon by the Borrower and the Administrative Agent) and reasonably acceptable to the Administrative Agent, broken down by fiscal quarter in the Borrower's reasonable judgment and satisfactory to the Administrative Agent; provided, however, to the extent such seller does not provide historical audited financial statements, such financial information (excluding Indebtedness incurred with respect to such Permitted Acquisitions) shall not be included in such calculations.

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

    Fiscal Quarter Ending            Fixed Charge Coverage Ratio
    ---------------------            ---------------------------
        March 31, 2003                       1.05 to 1.0

        June 30, 2003                        1.05 to 1.0

      September 30, 2003                     1.05 to 1.0

      December 31, 2003                      1.05 to 1.0

        March 31, 2004                       1.10 to 1.0

        June 30, 2004                        1.10 to 1.0

      September 30, 2004                     1.10 to 1.0

      December 31, 2004                      1.10 to 1.0

March 31, 2005 and each fiscal               1.15 to 1.0
  quarter ending thereafter.

         6.19.2. Leverage Ratio. The Borrower will not permit the ratio (the "LEVERAGE RATIO") of (i) Consolidated Indebtedness minus cash on the balance sheet of the Borrower and its Subsidiaries, on a Consolidated basis, in excess of $5,000,000 to (ii) Consolidated EBITDA as of the end of each fiscal quarter to be greater than 1.40 to 1.0. The Leverage Ratio shall be calculated, in each case, as of the last day of each fiscal quarter based upon (a) for Consolidated Indebtedness, Consolidated Indebtedness as of the last day of each such fiscal quarter; and (b) for Consolidated EBITDA, the actual amount for the four-quarter period ending on such day, calculated, with respect to Permitted Acquisitions, on a pro forma basis using historical audited and reviewed unaudited financial statements obtained from the seller(s) in such Permitted Acquisition (adjusted for non-recurring seller expenses and other add-backs to Consolidated EBITDA, in each case, agreed upon by the Borrower and the Administrative Agent) and reasonably acceptable to the Administrative Agent, broken down by fiscal quarter in the Borrower's reasonable judgment and satisfactory to the Administrative Agent; provided, however, to the extent such seller does not provide historical audited financial statements, such financial information (excluding Indebtedness incurred with respect to such Permitted Acquisitions) shall not be included in such calculations.

         6.19.3. Minimum Net Worth. The Borrower will at all times maintain Consolidated Net Worth of not less than (x) for the period commencing on the Effective Date through and including March 31, 2003, the sum of (i) $180,000,000 plus (ii) 50% of Consolidated Net Income (if positive) earned in each fiscal quarter beginning with the fiscal quarter ending March 31, 2003 and (y) for the period commencing on April 1, 2003 and thereafter, the sum of (i) $160,000,000 plus (ii) 50% of Consolidated Net Income (if positive) earned in each fiscal quarter beginning with the fiscal quarter ending September 30, 2003.

         6.19.4. Capital Expenditures. The Borrower will not, nor will it permit any Subsidiary to, expend, or be committed to expend, amounts for Capital Expenditures (other than the purchase price of any Permitted Acquisition and any Indebtedness incurred in connection therewith), (i) in excess of $23,000,000 in the aggregate for the Borrower and its Subsidiaries during the period

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                                       50
commencing on January 1, 2002 through December 31, 2002, (ii) in excess of $20,000,000 in the aggregate for the Borrower and its Subsidiaries during the fiscal year ending December 31, 2003, (iii) in excess of $15,000,000 in the aggregate for the Borrower and its Subsidiaries during the fiscal year ending December 31, 2004, and (iv) in excess of $15,000,000 in the aggregate for the Borrower and its Subsidiaries during the fiscal year ending December 31, 2005.

         6.19.5. Liquidity. The Borrower and its Subsidiaries, on a consolidated basis, will not permit, as of last day of any fiscal quarter, the sum of (a) all cash and Cash Equivalent Investments as of such date plus (b) the Aggregate Available Commitment as of such date, to be less than $10,000,000.

         6.20. Addition of Guaranty; Guarantors. Promptly but in any event within fifteen (15) days after any domestic Subsidiary becomes a Material Subsidiary of the Borrower, the Borrower shall cause each such Material Subsidiary to execute and deliver to the Administrative Agent a Guaranty.

         6.21. Sale and Leaseback Transactions and other Off-Balance Sheet Liabilities. The Borrower will not, nor will it permit any Subsidiary to, enter into or suffer to exist any (i) Sale and Leaseback Transaction or (ii) any other transaction pursuant to which it incurs or has incurred Off-Balance Sheet Liabilities, except for Permitted Sale and Leaseback Transactions.

         6.22. Reduction of Revolving Loans. The Borrower shall reduce the aggregate outstanding principal amount of the Revolving Loans to $0 for not less than thirty (30) days during each calendar year.

                                   ARTICLE VII

                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute a Default:

         7.1. Breach of Representations or Warranties. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be false in any material respect on the date as of which made.

         7.2. Failure to Make Payments When Due. Nonpayment of (i) principal of any Loan when due, (ii) nonpayment of any Reimbursement Obligation within one Business Day after the same becomes due, or (iii) interest upon any Credit Extension or any Commitment Fee, LC Fee or other Obligations under any of the Loan Documents within five (5) Business Days after such interest, fee or other Obligation becomes due and payable.

         7.3. Breach of Covenants. The breach by the Borrower of any of the terms or provisions of Section 6.3 or Sections 6.10 through 6.21.

         7.4. Other Breaches. The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions

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                                       51
of this Agreement or any other Loan Document which is not remedied within thirty
(30) days after the earlier of (i) the date the Borrower or any Subsidiary shall have knowledge of the occurrence thereof and (ii) written notice thereof shall have been given to the Borrower.

         7.5.     Default as to Other Indebtedness.

         (i) Failure of the Borrower or any of its Subsidiaries to pay when due and payable (whether at stated maturity, by acceleration or otherwise) any Indebtedness permitted under Section 6.11(i) or any other Indebtedness which, individually or in the aggregate exceeds $2,000,000 (or the equivalent thereof in currencies other than Dollars) (the indebtedness described in this clause (i) being referred to as "MATERIAL INDEBTEDNESS") and such default continues after the applicable grace period applicable thereto; or

         (ii) Any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or

         (iii) The Borrower or any of its Subsidiaries shall fail to pay, or shall admit in writing its inability to pay, its debts generally as they become due; or

         (iv) The default by the Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders (or trustee on behalf of any such holder) of such Material Indebtedness to cause such Material Indebtedness to become due prior to its stated maturity.

         7.6. Voluntary Bankruptcy; Appointment of Receiver; Etc. The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6, or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

         7.7. Involuntary Bankruptcy; Appointment of Receiver; Etc. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, custodian, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment

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continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.

         7.8. Custody or Control of Property. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

         7.9. Judgments. The Borrower or any of its Subsidiaries shall fail within thirty (30) days of the later of the date of entry or the due date, to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money (except to the extent covered by independent third party insurance as to which the insurer has not disclaimed coverage) in excess of $2,000,000 (or the equivalent thereof in currencies other than Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

         7.10. Unfunded Liabilities. The sum of (a) the Unfunded Liabilities of all Plans and (b) the present value of the aggregate unfunded liabilities to provide the accrued benefits under all Foreign Pension Plans exceeds in the aggregate an amount equal to the sum of (i) ten percent (10%) of the value (as of any date of determination) of all Plan assets allocable to Plan benefits guaranteed by ERISA and (ii) ten percent (10%) of the fair market value of the assets held in trust or other funding vehicles for accrued benefits under all Foreign Pension Plans, or any Reportable Event shall occur in connection with any Plan, which could reasonably be expected to result in liability of the Borrower or any of its Subsidiaries, individually or in the aggregate, in excess of $3,000,000.

         7.11. Other ERISA Liabilities. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability or become obligated to make contributions to a Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $2,000,000 or requires payments exceeding $2,000,000 per annum.

         7.12. Environmental Matters. The Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

         7.13.    Change in Control. Any Change in Control shall occur.

         7.14. Other Default. The occurrence of any "default", as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any

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Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided. Any material provision of any Loan Document after delivery thereof pursuant to the terms hereof or of any other Loan Document shall for any reason cease to be valid and binding on or enforceable against the Borrower or the Borrower shall so state in writing.

         7.15. Rate Management Obligation. Nonpayment by the Borrower or any Subsidiary of any Rate Management Obligation when due or the breach by the Borrower or any Subsidiary of any term, provision or condition contained in any Rate Management Transaction, and such default continues after the applicable grace period applicable thereto.

         7.16. Loss of Licenses. Any governmental authority revokes or fails to renew any material license, permit or franchise of the Borrower or any Subsidiary, or the Borrower or any Subsidiary for any reason loses any material license, permit or franchise, or the Borrower or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise, which could reasonably be expected to result in (i) a reduction of Consolidated Net Income attributable thereto in excess of $2,000,000 or (ii) losses or liability of the Borrower or any of its Subsidiaries, individually or in the aggregate, in excess of $2,000,000.

         7.17. Material Adverse Change. The Borrower or its Subsidiaries have a Material Adverse Change.

         7.18. Guaranty. Any guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any guaranty, or any Material Subsidiary, which pursuant to Section 6.20 becomes a guarantor, shall fail to comply with any of the terms or provisions of any such Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         8.1.     Acceleration; Facility LC Collateral Account.

         (i) If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of each LC Issuer to issue Facility LC's shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent, any LC Issuer or any Lender and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the "COLLATERAL SHORTFALL AMOUNT"). If any other Default occurs or any material adverse change in

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the business, operations, prospects or financial condition of the Borrower which, if uncorrected, would in the reasonable good faith judgment of the Required Lenders result in any other Default, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of each LC Issuer to issue Facility LC's, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

         (ii) If at any time while any Default is continuing, the Administrative Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Administrative Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

         (iii) The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations as same become due and payable and to the payment of any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuers under the Loan Documents.

         (iv) At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. On the earlier of the date on which (a) no Default shall be continuing and (b) all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Administrative Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

         (v) If, within thirty (30) days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder or the obligation and power of the LC Issuers to issue Facility LC's as a result of any Default (other than any Default as described in Section
7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

         8.2. Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or thereunder or waiving any Default hereunder or thereunder; provided,

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however, that no such supplemental agreement shall, without the consent of each
Lender affected thereby:

         (i) Extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Revolving Facility Termination Date (except as permitted in Section 2.19.1) or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto (other than a waiver of the application of the default rate of interest pursuant to Section 2.11 hereof).

         (ii) Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters or amend the definitions of "Required Lenders" or "Pro Rata Share" or "Revolving Loan Pro Rata Share".

         (iii) Extend the Revolving Facility Termination Date or the Term Loan Maturity Date, or increase the amount or otherwise extend the term of the Commitment, or increase the amount of the Term Loans, of any Lender hereunder or the commitment to issue Facility LC's.

         (iv) Permit the Borrower to assign its rights or obligations under this Agreement.

         (v) Except in accordance with the terms of the Loan Documents, release any guarantor of the Obligations or all or substantially all of the collateral, if any, securing the Obligations.

         (vi)      Amend this Section 8.2.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent, and no amendment of any provision relating to the LC Issuers shall be effective without the written consent of the LC Issuers. The Administrative Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

         8.3. Preservation of Rights. No delay or omission of the Lenders, the LC Issuers or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or Unmatured Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by, or by the Administrative Agent with the consent of, the requisite number of Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent, the LC Issuers and the Lenders until all of the Obligations have been paid in full.

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                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

         9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither any LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         9.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         9.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent, the LC Issuers and the Lenders and supersede all prior agreements and understandings among the Borrower, the Administrative Agent, the LC Issuers and the Lenders relating to the subject matter thereof other than the fee letter described in
Section 10.13.

         9.5. Several Obligations: Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10, 10.11, and 10.13 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

         9.6.     Expenses; Indemnification.

         (i) The Borrower shall reimburse the Administrative Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' and paralegals' fees, time charges and expenses of attorneys and paralegals for the Administrative Agent and Arrangers, which attorneys and paralegals may or may not be employees of the Administrative Agent or the Arranger, and expenses of and fees for other advisors and professionals engaged by the Administrative Agent or the Arranger) paid or incurred by the Administrative Agent or the Arranger in connection with the investigation, preparation, negotiation, documentation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification, administration and collection of the Loan Documents. The Borrower also agrees to reimburse the Administrative Agent, the Arranger, the LC Issuers and the Lenders for any costs, internal charges and out-of-pocket

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expenses (including attorneys' and paralegals' fees, time charges and expenses of attorneys and paralegals for the Administrative Agent, the Arranger, the LC Issuers and the Lenders, which attorneys and paralegals may be employees of the Administrative Agent, the Arranger, the LC Issuers or the Lenders) paid or incurred by the Administrative Agent, the Arranger, any LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrower under this Section 9.6 include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence. The Borrower acknowledges that from time to time LaSalle Bank may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the "REPORTS") pertaining to the Borrower's assets for internal use by LaSalle Bank from information furnished to it by or on behalf of the Borrower, after LaSalle Bank has exercised its rights of inspection pursuant to this Agreement.

         (ii) The Borrower hereby further agrees to indemnify the Administrative Agent, the Arranger, each LC Issuer and each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable expenses of litigation or preparation therefor whether or not the Administrative Agent, the Arranger, any LC Issuer, any Lender or any affiliate is a party thereto, and all reasonable attorneys' and paralegals' fees, time charges and expenses of attorneys and paralegals of the party seeking indemnification, which attorneys and paralegals may or may not be employees of such party seeking indemnification) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder, except to the extent that the same arose or resulted solely from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this
Section 9.6 shall survive the termination of this Agreement.

         9.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders, to the extent that the Administrative Agent deems necessary.

         9.8. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles. If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by the Borrower or any of its Subsidiaries with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein ("ACCOUNTING CHANGES"), the parties hereto agree, at the Borrower's request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Borrower's and its Subsidiaries' financial condition shall be the same after such changes as if such changes had not been made; provided, however, until such provisions are amended in a manner reasonably satisfactory to the Administrative Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations and all financial statements and reports required to be delivered hereunder shall

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be prepared in accordance with Agreement Accounting Principles without taking into account such Accounting Changes. In the event such amendment is entered into, all references in this Agreement to Agreement Accounting Principles shall mean generally accepted accounting principles as of the date of such amendment.

         9.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.10. Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders, the LC Issuers and the Administrative Agent on the other hand shall be solely that of borrower and lender. None of the Administrative Agent, the Arranger, any LC Issuer or any Lender shall have any fiduciary responsibilities to the Borrower. None of the Administrative Agent, the Arranger, any LC Issuer or any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that none of the Administrative Agent, the Arranger, any LC Issuer or any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined that such losses resulted solely from the gross negligence or willful misconduct of the party from which recovery is sought. None of the Administrative Agent, the Arranger, any LC Issuer or any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         9.11. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee or prospective Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party,
(vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and (vii) permitted by Section 12.4.

         9.12. Lenders Not Utilizing Plan Assets. None of the consideration used by any of the Lenders to make its Credit Extensions constitutes for any purpose of ERISA or Section 4975 of the Code assets of any "plan" as defined in
Section 3(3) of ERISA or Section 4975 of the Code and the rights and interests of each of the Lenders in and under the Loan Documents shall not constitute such "plan assets" under ERISA.

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         9.13.    Nonreliance. Each Lender hereby represents that it is not
relying on or looking to any margin stock (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for herein.

         9.14. Disclosure. The Borrower and each Lender hereby acknowledge and agree that LaSalle Bank and/or its respective Affiliates and certain of the other Lenders and/or their respective Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

         9.15. Subordination of Intercompany Indebtedness. The Borrower agrees that any and all claims of the Borrower with respect to any "Intercompany Indebtedness" (as hereinafter defined) against any of its Subsidiaries that is a guarantor of the Obligations, any endorser, obligor or any other guarantor of all or any part of the Obligations (each a "GUARANTOR"), or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations; provided that, and not in contravention of the foregoing, so long as no Default has occurred and is continuing the Borrower may make loans to and receive payments in the ordinary course with respect to such Intercompany Indebtedness from each such Guarantor to the extent not prohibited by the terms of this Agreement and the other Loan Documents. Notwithstanding any right of the Borrower to ask, demand, sue for, take or receive any payment from any Guarantor, all rights, liens and security interests of the Borrower, whether now or hereafter arising and howsoever existing, in any assets of any Guarantor shall be and are subordinated to the rights of the holders of the Obligations and the Administrative Agent in those assets. The Borrower shall have no right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied (in cash) and all financing arrangements pursuant to any Loan Document have been terminated. If all or any part of the assets of any Guarantor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Guarantor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Guarantor is dissolved or if substantially all of the assets of any such Guarantor are sold, then, and in any such event (such events being herein referred to as an "Insolvency Event"), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Guarantor to the Borrower ("INTERCOMPANY INDEBTEDNESS") shall be paid or delivered directly to the Administrative Agent for application on any of the Obligations, due or to become due, until such Obligations (other than contingent indemnity obligations) shall have first been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by the Borrower upon or with respect to the Intercompany Indebtedness after an Insolvency Event prior to the satisfaction of all of the Obligations (other than contingent indemnity obligations) and the termination of all financing arrangements pursuant to any Loan Document, the Borrower shall receive and hold the same in trust, as trustee, for the benefit of the holders of the Obligations and shall forthwith deliver the same to the Administrative Agent, for the benefit of such Persons, in precisely the form received (except for the endorsement or assignment of the Borrower where necessary), for application to any of the Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Borrower as the property of the holders of the Obligations. If the Borrower

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fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees are irrevocably authorized to make the same. The Borrower agrees that until the Obligations (other than the contingent indemnity obligations) have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Loan Document have been terminated, the Borrower will not assign or transfer to any Person (other than the Administrative Agent) any claim the Borrower has or may have against any Guarantor.

                                    ARTICLE X

                            THE ADMINISTRATIVE AGENT

         10.1. Appointment; Nature of Relationship. LaSalle Bank is hereby appointed by each of the Lenders as the Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "ADMINISTRATIVE AGENT", it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Administrative Agent
(i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

         10.2. Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties or fiduciary duties to the Lenders or any obligation to the Lenders to take any action thereunder, except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

         10.3. General Immunity. Neither the Administrative Agent or any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final, non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

         10.4. No Responsibility for Credit Extensions, Recitals, etc. Neither the Administrative Agent or any of its directors, officers, agents or employees shall be responsible for or have any

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duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Administrative Agent;
(d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as an Agent or in its individual capacity).

         10.5. Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless they shall be requested in writing to do so by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such). The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         10.6. Employment of the Administrative Agent and Counsel. The Administrative Agent may execute any of its respective duties as the Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent's duties hereunder and under any other Loan Document.

         10.7. Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

         10.8. Administrative Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to the Lenders' Pro

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Rata Shares of the Term Loans and the Aggregate Commitment (or, if the Aggregate
Commitment has been terminated, of the Aggregate Outstanding Credit Exposure)
(i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents,
(ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, but not limited to, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final, non-appealable judgment in a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

         10.9. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

         10.10. Rights as a Lender. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Credit Extensions as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

         10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this

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Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.12. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five (45) days after the Administrative Agent gives notice of its intention to resign. The Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty (30) days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as its successor Administrative Agent hereunder. If an Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of the Administrative Agent, the provisions of this Article X shall continue in effect for the benefit of the Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then (a) the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent and (b) the references to "LaSalle Bank" in the definitions of "LIBOR Base Rate" and "Prime Rate" and in the last sentence of
Section 2.12 shall be deemed to be a reference to such successor Administrative Agent in its individual capacity.

         10.13. Agent and Arranger Fees. The Borrower agrees to pay to the Administrative Agent and the Arranger, for their respective accounts, the fees agreed to by the Borrower, the

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Administrative Agent and the Arranger pursuant to that certain letter agreement dated February 11, 2002, or as otherwise agreed from time to time.

         10.14. Delegation to Affiliates. The Borrower and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles IX and X.

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

         11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

         11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure then due and payable (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a participation in the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         12.1.    Successors and Assigns.

         12.1.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the consent of all of the Lenders, and any such assignment in violation of this Section 12.1.1 shall be null and void,

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and (ii) any assignment by any Lender must be made in compliance with Section
12.3. The parties to this Agreement acknowledge that clause (ii) of this Section
12.1.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Administrative Agent may treat the Person which made any Credit Extension or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Credit Extension or which holds any Note to direct payments relating to such Credit Extension or Note to another Person. Any assignee of the rights to any Credit Extension or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Credit Extension (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Credit Extension.

         12.2.    Participations.

         12.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Outstanding Credit Exposure owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

         12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which (i) extends the final maturity of any Credit Extension or forgives all or a portion of the principal amount thereof or interest or fees thereon, or reduces the rate or extends the time of payment of interest or fees on any such Credit Extension or the related Commitment or (ii) extends the Revolving Facility Termination Date or the Term Loan Maturity Date, or (ii) releases any guarantor of the Obligations or all or substantially all of the collateral, if any, securing the Obligations.

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         12.2.3.  Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

         12.3.    Assignments.

         12.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("PURCHASERS") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be evidenced by an agreement substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto (each such agreement, an "ASSIGNMENT AGREEMENT"). The consent of the Borrower, the LC Issuers and the Administrative Agent shall be required prior to an Assignment Agreement becoming effective with respect to a Purchaser which is not a Lender, an Affiliate thereof, provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender, an Affiliate thereof shall (unless each of the Borrower and the Administrative Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 and integral multiples of $1,000,000 in excess thereof or (ii) the remaining amount of the assigning Lender's Commitment and Term Loans (calculated as at the date of such assignment), or, if the Revolving Facility Termination Date has occurred, the remaining amount of the assigning Lender's Outstanding Credit Exposure. Notwithstanding the foregoing, no Commitment may be assigned without also assigning to the same assignee a portion of such Lender's Pro Rata Share of the LC Obligations, which portion shall correspond pro rata to the portion of such Lender's Commitment being assigned.

         12.3.2. Effect; Effective Date. Upon (i) delivery to the Administrative Agent of an Assignment Agreement, together with any consents required by Section 12.3.1, and (ii) payment by the assigning Lender of a $3,500 fee to the Administrative Agent for processing such assignment (unless such fee is waived by the Administrative Agent), such assignment shall become effective on the effective date specified in such assignment. The Assignment Agreement shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable Assignment Agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Outstanding Credit

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Exposure assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Administrative Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments and Term Loans, as applicable (or, if the Revolving Facility Termination Date has occurred, their respective Outstanding Credit Exposure), as adjusted pursuant to such assignment.

          12.3.3. The Register. Notwithstanding anything to the contrary in this Agreement, the Borrower hereby designates the Administrative Agent, and the Administrative Agent, hereby accepts such designation, to serve as the Borrower's contractual representative solely for purposes of this Section
12.3.3. In this connection, the Administrative Agent shall maintain at its address referred to in Section 13.1 a copy of each Assignment Agreement delivered to and accepted by it pursuant to this Section 12.3.3 and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment of, principal amount of and interest on the Credit Extensions owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an assignment under this
Section 12.3. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower and each of its Subsidiaries, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         12.4. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any reports or other information delivered by the Borrower pursuant to Section 6.1: provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

         12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                                  ARTICLE XIII

                                     NOTICES

         13.1. Notices. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower, the Administrative Agent, any LC Issuer or any

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Lender party hereto as of the Effective Date, at its respective address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender that becomes a party hereto pursuant to Section 12.3, at its address or facsimile number set forth in the applicable Assignment Agreement or, if none is provided therein, in its administrative questionnaire or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Administrative Agent under Article II shall not be effective until received.

         13.2. Change of Address. The Borrower, the Administrative Agent, any LC Issuer and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XIV

                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent, the LC Issuers and the Lenders and each party has notified the Administrative Agent by facsimile transmission or telephone that it has taken such action.

                                   ARTICLE XV

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

         15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING SECTION 735 ILCS 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         15.2. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN COOK COUNTY, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES

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ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT,
ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT, THE LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT, THE LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN COOK COUNTY, ILLINOIS.

         15.3. WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT, THE LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

                                   ARTICLE XVI

           NO NOVATION; REFERENCES TO THIS AGREEMENT IN LOAN DOCUMENTS

         16.1. No Novation. It is the express intent of the parties hereto that this Agreement (i) shall re-evidence, in part, the Borrower's indebtedness under the Existing Credit Agreement, (ii) is entered into in substitution for, and not in payment of, the obligations of the Borrower under the Existing Credit Agreement, and (iii) is in no way intended to constitute a novation of any of the Borrower's indebtedness which was evidenced by the Existing Credit Agreement or any of the other Loan Documents.

         16.2. References to This Agreement In Loan Documents. Upon the effectiveness of this Agreement, on and after the Effective Date, each reference in any other Loan Document (including any reference therein to "the Credit Agreement," "thereunder," "thereof," "therein" or words of like import referring thereto) shall mean and be a reference to this Agreement.

                            [Signature Pages Follow]

SIDLEY AUSTIN BROWN & WOOD

         IN WITNESS WHEREOF, the Borrower, the Lenders, the LC Issuers and the Administrative Agent have executed this Agreement as of the date first above written.

                                    INSURANCE AUTO AUCTIONS, INC., as
                                    the Borrower

                                    By : /s/ Scott P. Pettit
                                         ------------------------
                                    Name:  Scott P. Pettit
                                    Title: Sr. VP Finance & CFO

                                    Address: 850 E, Algonquin Road, Suite 100
                                             Schaumburg, Illinois 60173

                                    Attention: Eric Zurawski
                                               ------------------------
                                    Phone:     847-839-4197
                                    Fax:       847-839-3678
                                    E-mail:    ezurawski@iaai.com

SIGNATURE PAGE TO CREDIT AGREEMENT

                                     1 of 3

                                    LASALLE BANK NATIONAL
                                    ASSOCIATION, as the Administrative Agent, as an LC Issuer and as a Lender

                                    By:  /s/ John C. Thurston
                                       --------------------------------
                                    Name:  John C. Thurston
                                    Title: First Vice President

                                    135 South LaSalle Street
                                    Chicago, IL 60603
                                    Attention:
                                    PHONE:
                                    Fax:
                                    E-mail:

SIGNATURE PAGE TO CREDIT AGREEMENT

                                     2 of 3

                                    FLEET NATIONAL BANK, as an LC Issuer
                                    and as a Lender

                                    BY: /s/ Matthew S. Latham
                                       ---------------------------------
                                    NAME:  Matthew S. Latham
                                    TITLE: Senior Vice President

                                    _____________________________
                                    _____________________________

                                    ATTENTION:___________________
                                    PHONE:  (860) 952-7488
                                    FAX:    (860) 952-7515
                                    E-mail: matthew.s.latham@fleet.com

SIGNATURE PAGE TO CREDIT AGREEMENT

                                     3 of 3

                                PRICING SCHEDULE

------------------------------------------------------------------------------------------------------------------
                             APPLICABLE MARGIN (LIBOR        APPLICABLE MARGIN          APPLICABLE COMMITMENT
   LEVERAGE RATIO                    ADVANCE)             (FLOATING RATE ADVANCE)              FEE RATE
------------------------------------------------------------------------------------------------------------------
Greater than 1 .0 to                  1.525%                       0.0%                         0.375%
        l.Ox

------------------------------------------------------------------------------------------------------------------
 Greater than 0.50 to                  1.25%                       0.0%                         0.30%
1.0, but less than or
 equal to 1.0 to 1.0

------------------------------------------------------------------------------------------------------------------
Less than or equal to                  1.00%                       0.0%                         0.25%
    0.50 to 1.0

------------------------------------------------------------------------------------------------------------------

The Applicable Margin and the Applicable Commitment Fee Rate shall be determined in accordance with the foregoing table based on the Borrower's Leverage Ratio as calculated based upon the Borrower's most recent annual or quarterly financial statements delivered pursuant to Section 6.1(i) or 6.1(ii) (the "Financials"). Adjustments, if any, to the Applicable Margin or the Applicable Commitment Fee Rate shall be effective as of the tenth (10(th)) Business Day following the date the Administrative Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Administrative Agent at the time required pursuant to Section 6.1(i) or 6.1(ii), as applicable, then the Applicable Margin and the Applicable Commitment Fee Rate shall be the highest Applicable Margin and Applicable Commitment Fee Rate set forth in the foregoing table until the tenth (10th) Business Day following the date such Financials are so delivered.

SIDLEY AUSTIN BROWN & WOOD

                               COMMITMENT SCHEDULE

                                   COMMITMENTS

             LENDER                             COMMITMENT
-----------------------------------------------------------
LaSalle Bank National Association               $13,333,333

Fleet National Bank                             $ 6,666,667

AGGREGATE COMMITMENT                            $20,000,000

                                   TERM LOANS

             LENDER                              TERM LOAN
-----------------------------------------------------------
LaSalle Bank National Association               $18,750,000

Fleet National Bank                             $ 9,375,000

TERM LOANS                                      $28,125,000

SIDLEY AUSTIN BROWN & WOOD

                                  REAFFIRMATION

         Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amended and Restated Credit Agreement dated as of June 25, 2003 by and among Insurance Auto Auctions, Inc. (the "Borrower"), the financial institutions from time to time party thereto (the "Lenders") and LaSalle Bank National Association, in its individual capacity as a Lender and in its capacity as administrative agent (the "Administrative Agent") and its capacity as the LC Issuer (the "LC Issuer") (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used in this Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Administrative Agent, the LC Issuer or any Lender, each of the undersigned reaffirms the terms and conditions of the Guaranty and any other Loan Document executed by it and acknowledges and agrees that such agreement and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement and as the same may from time to time hereafter be amended, modified or restated.

         THIS REAFFIRMATION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING SECTION 735 ILCS 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

DATED as of June 25, 2003

                                    INSURANCE AUTO AUCTIONS CORP.
                                    IAA SEBVICES/INC.
                                    IAA ACQUlSfTION CORP.

                                    By: /s/ Scott P. Pettit
                                        ---------------------------
                                    Its: CFO